EXHIBIT 2.1


                         AGREEMENT AND PLAN OF MERGER

                        DATED AS OF SEPTEMBER 24, 1996

                                 BY AND AMONG

                             THE NEWS CORPORATION
                                   LIMITED,

                        FOX TELEVISION STATIONS, INC.,

                          FOX ACQUISITION CO., INC.

                                     AND

                           NEW WORLD COMMUNICATIONS
                              GROUP INCORPORATED


                              TABLE OF CONTENTS

                                                               PAGE

          ARTICLE I THE MERGER

               Section 1.1    The Merger  . . . . . . . . . . .   2
               Section 1.2    Effective Time of the Merger  . .   2
               Section 1.3    Closing . . . . . . . . . . . . .   2
               Section 1.4    Effects of the Merger . . . . . .   3
               Section 1.5    Certificate of Incorporation and
                              By-Laws  .  . . . . . . . . . . .   3
               Section 1.6    Directors . . . . . . . . . . . .   3
               Section 1.7    Officers  . . . . . . . . . . . .   3

          ARTICLE II     CONVERSION OF SHARES

               Section 2.1    Conversion of Capital Stock . . .   4
               Section 2.2    Exchange of Certificates  . . .    10
               Section 2.3    Closing of Transfer Books.  . . .  14

          ARTICLE III    REPRESENTATIONS AND
                         WARRANTIES OF THE COMPANY

               Section 3.1    Organization and
                              Qualifications;
                              Subsidiaries  . . . . . . . . . .  14
               Section 3.2    Capitalization  . . . . . . . . .  15
               Section 3.3    Authority Relative to This
                              Agreement . . . . . . . . . . . .  17
               Section 3.4 No Conflict; Required Filings and Consents; Certain Contracts . . . 17
               Section 3.5    SEC Reports and Financial
                              Statements. . . . . . . . . . . .  19
               Section 3.6    Absence of Certain Changes or
                              Events. . . . . . . . . . . . . .  20
               Section 3.7    Taxes . . . . . . . . . . . . . .  20
               Section 3.8    Employee Benefit Plans. . . . . .  22
               Section 3.9    Litigation  . . . . . . . . . . .  23
               Section 3.10   Registration Statement and Proxy
                              Statement/Prospectus. . . . . . .  24
               Section 3.11   NBC Agreements  . . . . . . . . .  24
               Section 3.12   Opinion of Financial Advisor. . .  25
               Section 3.13   Brokers . . . . . . . . . . . . .  25

          ARTICLE IV     REPRESENTATIONS AND
                         WARRANTIES OF NEWS CORP.

               Section 4.1    Organization and Qualifications;
                              Subsidiaries  . . . . . . . . . .  25
               Section 4.2    Capitalization  . . . . . . . . .  26
               Section 4.3 Validity of News Corp. Preferred Stock and News Corp. Preferred
                              ADRs . . .  . . . . . . . . . . .  27
               Section 4.4    Authority Relative to This
                              Agreement . . . . . . . . . . . .  28
               Section 4.5    No Conflict; Required Filings and
                              Consents  . . . . . . . . . . . .  29
               Section 4.6    SEC Reports and Financial
                              Statements. . . . . . . . . . . .  30
               Section 4.7    Absence of Certain Changes or
                              Events  . . . . . . . . . . . . .  31
               Section 4.8    Litigation  . . . . . . . . . . .  31
               Section 4.9 Registration Statement and Proxy Statement/Prospectus. . . . . . 32

               Section 4.10   FCC Qualification . . . . . . . .  32
               Section 4.11   Brokers . . . . . . . . . . . . .  32

          ARTICLE V      CONDUCT OF BUSINESS PENDING THE MERGER

               Section 5.1    Conduct of Business of the Company
                              Pending the Merger .  . . . . . .  33
               Section 5.2    Conduct of Business of News Corp.
                              and Fox Pending the Merger  . . .  36

          ARTICLE VI     ADDITIONAL COVENANTS

               Section 6.1    Governmental Approvals  . . . . .  37
               Section 6.2    Access to Information . . . . . .  38
               Section 6.3    Further Action; Reasonable
                              Efforts   . . . . . . . . . . . .  38
               Section 6.4    Public Announcements  . . . . . .  39
               Section 6.5    Directors' and Officers'
                              Indemnification and Insurance . .  39
               Section 6.6    Notification of Certain Matters .  40
               Section 6.7    Stockholder Meeting . . . . . . .  41
               Section 6.8    Registration Statement, Proxy
                              Statement/Prospectus  . . . . . .  41
               Section 6.9    Blue Sky  . . . . . . . . . . . .  42
               Section 6.10   NYSE; ASX . . . . . . . . . . . .  42
               Section 6.11   Indemnification with Respect to
                              the Registration Statement  . . .  43
               Section 6.12   Employee Benefits . . . . . . . .  44
               Section 6.13   Registration Rights Agreement . .  45
               Section 6.14   Affiliates  . . . . . . . . . . .  45
               Section 6.15   WARN Act  . . . . . . . . . . . .  45
               Section 6.16   Fox Agreements  . . . . . . . . .  46
               Section 6.17   Settlement of Accounts  . . . . .  46
               Section 6.18   Sovereign Immunity  . . . . . . .  46
               Section 6.19   Certain Tax Matters . . . . . . .  46

          ARTICLE VII    CONDITIONS TO THE MERGER

               Section 7.1 Conditions to Each Party's Obli-gation to Effect the Merger . . . 46
               Section 7.2 Conditions to Obligations of the Company to Effect the Merger . . 47
               Section 7.3    Conditions to Obligations of Fox
                              and Merger Sub to Effect the
                              Merger  . . . . . . . . . . . . .  48

          ARTICLE VIII   TERMINATION, WAIVER,
                         AMENDMENT AND CLOSING

               Section 8.1    Termination . . . . . . . . . . .  49
               Section 8.2    Amendment or Supplement . . . . .  50
               Section 8.3    Extension of Time, Waiver, Etc. .  51

          ARTICLE IX     MISCELLANEOUS

               Section 9.1    No Survival of Representations
                              and Warranties  . . . . . . . . .  51
               Section 9.2    Expenses  . . . . . . . . . . . .  52
               Section 9.3    Counterparts  . . . . . . . . . .  52
               Section 9.4    Governing Law . . . . . . . . . .  52
               Section 9.5    Notices . . . . . . . . . . . . .  53
               Section 9.6    Miscellaneous . . . . . . . . . .  54
               Section 9.7    Headings  . . . . . . . . . . . .  55
               Section 9.8    Severability  . . . . . . . . . .  55
               Section 9.9    Definitions . . . . . . . . . . .  55

          EXHIBIT A      Form of Affiliate Letter
          EXHIBIT B-1    Legal Opinion of Squadron, Ellenoff,
                         Plesent and Sheinfeld, LLP
          EXHIBIT B-2    Legal Opinion of Allen, Allen & Hemsley
          EXHIBIT C      Legal Opinion of Skadden, Arps, Slate,
                         Meagher & Flom


                         AGREEMENT AND PLAN OF MERGER

                    AGREEMENT AND PLAN OF MERGER, dated as of
          September 24, 1996, by and among NEW WORLD COMMUNICATIONS GROUP INCORPORATED, a Delaware corporation (the "Company"), THE NEWS CORPORATION LIMITED (ACN 007 910
          330), a South Australia corporation ("News Corp."), FOX TELEVISION STATIONS, INC., a Delaware corporation in which News Corp. has an indirect interest ("Fox"), and FOX ACQUISITION CO., INC., a Delaware corporation and a wholly owned subsidiary of Fox ("Merger Sub").

                    WHEREAS, it is the intention of the parties that Merger Sub merge with and into the Company (the
          "Merger"), with the Company surviving as a wholly owned subsidiary of Fox.

                    WHEREAS, as a condition to the Merger, (a) NWCG (Parent) Holdings Incorporated, a Delaware corporation ("NWCGP"), will sell to Fox, immediately prior to the Merger, all of the outstanding shares of capital stock of NWCG Holdings Corporation, a Delaware corporation ("Holdings"), and all of the shares of capital stock of the Company owned by NWCGP (the "Stock Purchase"), such transactions to be effected pursuant to the Stock Purchase Agreement, dated the date hereof, between News Corp., Fox and NWCGP (the "Stock Purchase Agreement"),
          (b) an affiliate of NWCGP will sell to Fox certain real property (the "Real Estate Purchase"), such transactions to be effected pursuant to the Purchase and Sale Agreement, dated as of the date hereof, between Fox and 1440 Sepulveda Partners, a California limited partnership (the "Real Estate Purchase Agreement"), and (c) Fox will assume all obligations under certain promissory notes of Four Star Holdings Corp., such transactions to be effected pursuant to agreements between Fox and certain affiliates of NWCGP.

                    WHEREAS, the Boards of Directors of News Corp., Fox, Merger Sub and the Company have determined that the transactions contemplated by this Agreement, including, without limitation, the Merger and the Company Charter Proposal (as defined in Section 6.7), are advisable and in the best interest of their respective corporations and stockholders and have approved this Agreement.

                    WHEREAS, as a condition to the willingness of Fox and News Corp. to enter into this Agreement, NWCGP and Holdings (collectively, the "Principal Stockholder") and Fox have entered into a Voting Agreement, dated the date hereof, providing, among other things, that such Principal Stockholder will vote all of the shares of capital stock of the Company owned by them in favor of the Merger, the Charter Proposal and certain related transactions.

                    NOW, THEREFORE, in consideration of the mutual representations, warranties and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:


                                   ARTICLE I

                                  THE MERGER

                    Section 1.1  The Merger.  Upon the terms and
          subject to the conditions of this Agreement, at the Effective Time (as defined in Section 1.2), in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), Merger Sub shall be merged with and into the Company in accordance with this Agreement and the separate existence of Merger Sub shall cease. The Company shall be the surviving corporation in the Merger (hereinafter sometimes referred to as the "Surviving Corporation").

                    Section 1.2  Effective Time of the Merger.
          Upon the terms and subject to the conditions hereof, a certificate of merger (the "Certificate of Merger") shall be duly prepared, executed and acknowledged by the Surviving Corporation and thereafter delivered to the Secretary of State of the State of Delaware, for filing, on the Closing Date (as defined in Section 1.3). The Merger shall become effective as of the date and at such time as the Certificate of Merger pursuant to Section 251 of the DGCL and any other documents necessary to effect the Merger in accordance with the DGCL are duly filed (the "Merger Filing") with the Secretary of State of the State of Delaware or at such subsequent date or time as shall be agreed by the Company and Fox and specified in the Certificate of Merger (the time the Merger becomes effective pursuant to the DGCL being referred to herein as the "Effective Time").

                    Section 1.3  Closing.  Subject to the
          satisfaction or waiver of all of the conditions to closing contained in Article VII hereof, the closing of the Merger (the "Closing") will take place at 10:00 a.m., New York City time, on a date to be specified by the parties, which shall be no later than the fifth Business Day (as defined below) after the satisfaction or waiver of the conditions to Closing contained in Article VII, at the offices of Skadden, Arps, Slate, Meagher & Flom, 919 Third Avenue, New York, New York 10022, unless another date or place is agreed to in writing by the parties hereto. The date and time at which the Closing occurs is referred to herein as the "Closing Date." "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in New York City are not required to be open.

                    Section 1.4 Effects of the Merger. The Merger shall have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

                    Section 1.5  Certificate of Incorporation and
          By-Laws.

                         (a) The Amended and Restated Certificate of Incorporation of the Company as in effect immediately prior to the Effective Time, as amended by the Company Charter Proposal, shall be the Certificate of Incorporation of the Surviving Corporation until amended in accordance with the terms thereof and with applicable law.

                         (b)  The By-Laws of Merger Sub in effect
          at the Effective Time shall be the By-Laws of the Surviving Corporation until amended in accordance with the terms thereof and with applicable law.

                    Section 1.6  Directors.  The directors of
          Merger Sub at the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office from the Effective Time in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation and until his or her successor is duly elected and qualified.

                    Section 1.7 Officers. The officers of Merger Sub at the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office from the Effective Time in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation and until his or her successor is duly appointed and qualified.

                                  ARTICLE II

                             CONVERSION OF SHARES

                    Section 2.1 Conversion of Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any outstanding shares of capital stock of the Company or of the holder of any shares of capital stock of Merger Sub:

                         (a)  Capital Stock of Merger Subsidiary.
          Each issued and outstanding share of common stock, no par value, of Merger Sub shall be converted into and become one fully paid and nonassessable share of Class A Common Stock, par value $.01 per share, of the Surviving Corporation.

                         (b)  Treasury Stock and News Corp.-Owned
          Stock and Warrants. All shares of capital stock of the Company that are owned by the Company as treasury stock and any shares of capital stock of the Company owned, directly or indirectly, by News Corp., Merger Sub or any other News Corp. Subsidiary (as defined in Section 4.1(a)), including the shares of Series B Junior Convertible Preferred Stock, par value $.01 per share (the "Series B Preferred Stock"), of the Company and the shares of Series C Senior Preferred Stock, par value $.01 per share (the "Series C Preferred Stock"), of the Company held by a News Corp. Subsidiary and the shares of Class B Common Stock (as defined below) acquired, directly or indirectly, by News Corp. or a News Corp. Subsidiary as a result of the Stock Purchase (including such shares held by Holdings) shall remain outstanding and unchanged as a result of the Merger. All Company Warrants (as defined in Section 3.2) that are owned, directly or indirectly, by News Corp., Merger Sub or any other News Corp. Subsidiary shall be cancelled at the Effective Time, without the payment of any consideration therefor.

                         (c)  Exchange Ratio for Company Common
          Stock. Subject to Section 2.2(e), each issued and outstanding share of Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), of the Company (other than shares to be treated in accordance with Section 2.1(b)) shall be converted into the right to receive 1.45 (the "Exchange Ratio") American Depositary Shares of News Corp. (the "News Corp. Preferred ADRs"), each of which represents four fully paid and nonassessable Preferred Limited Voting Ordinary Shares, par value A$.50 per share, of News Corp. (the "News Corp. Preferred Stock"). Each issued and outstanding share of Class B Common Stock, par value $.01 per share (the "Class B Common Stock," and, together with the Class A Common Stock, the "Company Common Stock"), of the Company (other than Dissenting Shares (as defined in Section 2.2(h)) or shares to be treated in accordance with
          Section 2.1(b)) shall be converted into the right to receive the Exchange Ratio of News Corp. Preferred ADRs. All such shares of Company Common Stock, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate that, immediately prior to the Effective Time, represented outstanding shares of Company Common Stock (the "Common Stock Certificates") shall cease to have any rights with respect thereto, except the right to receive, upon the surrender of such Common Stock Certificate, the News Corp. Preferred ADRs to which such holder is entitled pursuant to this Section 2.1(c), as represented by one or more certificates, and any cash in lieu of fractional News Corp. Preferred ADRs to be issued or paid in consideration therefor in accordance with Section 2.2(e) and any dividends or distributions to which such holder is entitled pursuant to Section 2.2(c), in each case without interest.

                         (d)  Exchange Ratio for Company Preferred
          Stock.

                                   (i)  (A)  Subject to Section
          2.2(e), if the Series A Preferred Stock Approval (as defined in Section 3.3 below) is obtained, each issued and outstanding share of 6.375% Cumulative Redeemable Convertible Preferred Stock, Series A, par value $.01 per share (the "Series A Preferred Stock"), of the Company (other than Dissenting Shares or shares to be treated in accordance with Section 2.1(b)) shall be converted into the right to receive the number of News Corp. Preferred ADRs equal to the product of (x) the Exchange Ratio and
          (y) the number of shares of Class B Common Stock that a holder of such share of Series A Preferred Stock would have received if such share of Series A Preferred Stock had been converted into shares of Class B Common Stock immediately prior to the Effective Time.

                                   (B)  In the event that the
          Company Series A Preferred Stock Approval is not obtained, in accordance with the terms of the Series A Preferred Stock, each share of Series A Preferred Stock outstanding at the Effective Time shall remain outstanding as shares of Series A Preferred Stock of the Surviving Corporation, and shall thereafter be convertible into the right to receive the number of News Corp. Preferred ADRs determined in accordance with the terms of such Series A Preferred Stock, based upon the Exchange Ratio. If, after the Effective Time, any shares of Series A Preferred Stock are converted by the holder thereof, Fox shall (1) pay News Corp. consideration to be agreed upon by Fox and News Corp. for the issuance of the shares of News Corp. Preferred Stock underlying the News Corp. Preferred ADRs to be issued upon such conversion, and (2) procure that News Corp., pursuant to the terms of the Deposit Agreement (as defined below), (x) deposits with the Custodian (as defined in the Deposit Agreement) the shares of News Corp. Preferred Stock underlying the News Corp. Preferred ADRs to be issued upon such conversion and (y) instructs the Depositary to deliver the News Corp. Preferred ADRs to be issued upon such conversion in accordance with the written instructions of the holder of such shares of Series A Preferred Stock so converted. For purposes of this Agreement, "Depositary" shall mean Citibank, N.A., as Depositary pursuant to the Deposit Agreement, dated as of November 11, 1994, among News Corp., the Depositary and the holders from time to time of News Corp. Preferred ADRs (the "Deposit Agreement").

                                   (ii)  (A)  Subject to Section
          2.2(e), if the Series E Preferred Stock Approval (as defined in Section 3.3 below) is obtained, each issued and outstanding share of Series E Cumulative Convertible Redeemable Preferred Stock, par value $.01 per share (the "Series E Preferred Stock," and, together with the Series A Preferred Stock, the "Company Preferred Stock"), of the Company (other than Dissenting Shares or shares to be treated in accordance with Section 2.1(b)) shall be converted into the right to receive the number of News Corp. Preferred ADRs equal to the product of (A) the Exchange Ratio and (B) the number of shares of Class A Common Stock that a holder of such share of Series E Preferred Stock would have received if such share of Series E Preferred Stock had been converted into shares of Class A Common Stock immediately prior to the Effective Time.

                                   (B)  In the event that the
          Company Series E Preferred Stock Approval is not obtained, in accordance with the terms of the Series E Preferred Stock, each share of Series E Preferred Stock outstanding at the Effective Time shall remain outstanding as shares of Series E Preferred Stock of the Surviving Corporation, and shall thereafter be convertible into the right to receive the number of News Corp. Preferred ADRs determined in accordance with the terms of such Series E Preferred Stock, based upon the Exchange Ratio. If, after the Effective Time, any shares of Series E Preferred Stock are converted by the holder thereof, Fox shall (1) pay News Corp. consideration to be agreed upon by Fox and News Corp. for the issuance of the shares of News Corp. Preferred Stock underlying the News Corp. Preferred ADRs to be issued upon such conversion, and (2) procure that News Corp., pursuant to the terms of the Deposit Agreement, (x) deposits with the Custodian the shares of News Corp. Preferred Stock underlying the News Corp. Preferred ADRs to be issued upon such conversion and (y) instructs the Depositary to deliver the News Corp. Preferred ADRs to be issued upon such conversion in accordance with the written instructions of the holder of such shares of Series E Preferred Stock so converted.

                                   (iii)  All such shares of Series
          A Preferred Stock, if the Series A Preferred Stock Approval is obtained, and all such shares of Series E Preferred Stock, if the Series E Preferred Stock Approval is obtained, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate that, immediately prior to the Effective Time, represented outstanding shares (other than Dissenting Shares) of Company Preferred Stock (the "Preferred Stock Certificates," and, together with the Common Stock Certificates, the "Certificates"), when so converted shall cease to have any rights with respect thereto, except the right to receive, upon the surrender of such Preferred Stock Certificate, the News Corp. Preferred ADRs to which such holder is entitled pursuant to this Section 2.1(d), as represented by one or more certificates, and any cash in lieu of fractional News Corp. Preferred ADRs to be issued or paid in consideration therefor in accordance with Section 2.2(e) and any dividends or distributions to which such holder is entitled pursuant to Section 2.2(c), in each case without interest.

                         (e)  Exchange Ratio for Company Stock
          Options.

                                   (i)  At the Effective Time, each
          outstanding Company Stock Option (as defined in Section 3.2) shall immediately vest and be exercisable, if not vested and exercisable at such time, and all Company Stock Options shall be assumed by Fox and adjusted in accordance with the terms thereof and this Agreement to be exercisable to purchase News Corp. Preferred ADRs, as provided below. Following the Effective Time, each Company Stock Option shall continue to have, and shall be subject to, the same terms and conditions set forth in the Company Stock Option Plans (as defined in Section 3.2) or any other agreement pursuant to which such Company Stock Option was subject immediately prior to the Effective Time, except as set forth in this Section 2.1(e) and except that (A) each such Company Stock Option shall be exercisable for that number of News Corp. Preferred ADRs equal to the product of (1) the aggregate number of shares of Company Common Stock for which such Company Stock Option was exercisable and (2) the Exchange Ratio, provided, that no Company Stock Option shall be exercisable for a fractional News Corp. Preferred ADR, and holders of a Company Stock Option exercisable for a fractional News Corp. Preferred ADR shall be entitled to receive, upon exercise thereof, an offset against the aggregate exercise price of the Company Stock Options being exercised therewith, such offset to be determined by multiplying the fraction of a News Corp. Preferred ADR to which a holder of a Company Stock Option would be entitled to receive times the excess of the closing price of the News Corp. Preferred ADRs as reported on the NYSE Composite Tape on the date of exercise over the exercise price of such Company Stock Option, (B) the exercise price per News Corp. Preferred ADR issuable pursuant to such Company Stock Option shall be equal to the aggregate exercise price of such Company Stock Option at the Effective Time divided by the number of News Corp. Preferred ADRs for which such Company Stock Option shall be exercisable as determined in accordance with the preceding clause (A), rounded up to the next highest cent, if necessary, and (C) if an option holder's employment is terminated within six months after the Closing Date, such holder's Company Stock Options may be exercised during the one year period following the date of termination of employment of the holder of such option. The Company shall take such action as shall be required under the terms of the Company Stock Option Plans or any other agreement pursuant to which a Company Stock Option was subject immediately prior to the Effective Time to effectuate the provisions of this
          Section 2.1(e).

                                   (ii)  As of the Effective Time,
          Fox will enter into an assumption agreement with respect to each Company Stock Option, which shall provide for Fox's assumption of the obligations of the Company under the Company Stock Option Plans or other agreement under which such Company Stock Option was granted. Prior to the Effective Time, the Company shall make such amendments, if any, to the Company Stock Option Plans as shall be necessary to permit the assumption and adjustment and other terms referred to in this Section 2.1(e). As soon as practicable after the Effective Time, Fox shall deliver to the participants in the Company Option Plans notices setting forth the number of News Corp. Preferred ADRs and exercise price for each such participant's options.

                                   (iii)  At the time that a
          Company Stock Option is exercised in accordance with the terms hereof, Fox shall (1) pay News Corp. consideration to be agreed upon by Fox and News Corp. for the issuance of the shares of News Corp. Preferred Stock underlying the News Corp. Preferred ADRs to be issued upon such exercise, and (2) procure that News Corp., pursuant to the terms of the Deposit Agreement, (x) deposits with the Custodian the shares of News Corp. Preferred Stock underlying the News Corp. Preferred ADRs to be issued upon such exercise and (y) instructs the Depositary to deliver the News Corp. Preferred ADRs to be issued upon such exercise in accordance with the written instructions of the holder of such Company Stock Option so exercised.

                                   (iv)  News Corp. shall take all
          corporate action necessary to reserve for issuance a sufficient number of shares of News Corp. Preferred Stock and News Corp. Preferred ADRs for delivery upon exercise of Company Stock Options under the Company Stock Options Plans assumed by Fox in accordance with Section 2.1(e). News Corp. shall file a registration statement on Form S-8 (or amend an existing registration statement on Form S-
          8) to become effective as of the Effective Time with respect to the News Corp. Preferred ADRs subject to Company Stock Options and shall maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), where applicable, Fox shall administer the Company Stock Option Plans assumed pursuant to
          Section 2.1(e)(i) in a manner that complies with Rule 16b-3 promulgated under the Exchange Act, to the extent the applicable Company Stock Option Plan complied with such rule prior to the Merger.

                         (f)  Exchange Ratio for Company Warrants.

                                   (i)  Except as provided in
          Section 2.1(b), at the Effective Time, each outstanding Company Warrant (as defined in Section 3.2) shall be assumed by Fox and adjusted in accordance with the terms thereof and this Agreement to be exercisable to purchase News Corp. Preferred ADRs, as provided below. Except as provided in Section 2.1(b), following the Effective Time, each Company Warrant shall continue to have, and shall be subject to, the same terms and conditions set forth in the agreement pursuant to which such Company Warrant was subject immediately prior to the Effective Time, except as set forth in this Section 2.1(f) and except that (A) each such Company Warrant shall be exercisable for that number of News Corp. Preferred ADRs equal to the product of (1) the aggregate number of shares of Company Common Stock for which such Company Warrant was exercisable and
          (2) the Exchange Ratio, provided, that no Company Warrant shall be exercisable for a fractional News Corp. Preferred ADR, and holders of a Company Warrant exercisable for a fractional News Corp. Preferred ADR shall be entitled to receive, upon exercise thereof, an offset against the aggregate exercise price of the other Company Warrants being exercised therewith, such offset to be determined by multiplying the fraction of a News Corp. Preferred ADR to which a holder of a Company Warrant would be entitled to receive times the excess of the closing price of the News Corp. Preferred ADRs as reported on the NYSE Composite Tape on the date of exercise over the exercise price of such Company Warrant, and (B) the exercise price per News Corp. Preferred ADR issuable pursuant to such Company Warrant shall be equal to the aggregate exercise price of such Company Warrant at the Effective Time divided by the number of News Corp. Preferred ADRs for which such Company Warrant shall be exercisable as determined in accordance with the preceding clause (A), rounded up to the next highest cent, if necessary. The Company shall take such action as shall be required under the terms of any agreement pursuant to which any Company Warrants were issued to effectuate the provisions of this Section 2.1(f) and
          Section 2.1(b).

                                   (ii)  As of the Effective Time,
          Fox will enter into an assumption agreement with respect to each Company Warrant, which shall provide for Fox's assumption of the obligations of the Company under the agreement under which such Company Warrant was granted. Prior to the Effective Time, the Company shall make such amendments, if any, to the Company Warrants as shall be necessary and permitted by the terms of the Company Warrants to permit the assumption and adjustment referred to in this Section 2.1(f).

                                   (iii)  At the time that a
          Company Warrant is exercised in accordance with the terms hereof, Fox shall (1) pay News Corp. consideration to be agreed upon by Fox and News Corp. for the issuance of the shares of News Corp. Preferred Stock underlying the News Corp. Preferred ADRs to be issued upon such exercise, and
          (2) procure that News Corp., pursuant to the terms of the Deposit Agreement, (x) deposits with the Custodian the shares of News Corp. Preferred Stock underlying the News Corp. Preferred ADRs to be issued upon such exercise and
          (y) instructs the Depositary to deliver the News Corp. Preferred ADRs to be issued upon such exercise in accordance with the written instructions of the holder of such Company Warrant so exercised.

                                   (iv)  News Corp. shall take all
          corporate action necessary to reserve for issuance a sufficient number of shares of News Corp. Preferred Shares and News Corp. Preferred ADRs for delivery upon exercise of Company Warrants assumed in accordance with
          Section 2.1(f)(i).

                    Section 2.2  Exchange of Certificates.

                         (a)  Exchange Agent; Depositary.  Prior to
          the Effective Time, Fox shall (i) pay to News Corp. consideration to be agreed upon by Fox and News Corp. for the issuance of the shares of News Corp. Preferred Stock underlying the News Corp. Preferred ADRs to be issued in the Merger, (ii) procure that News Corp., pursuant to the terms of the Deposit Agreement (A) deposits with the Custodian the shares of News Corp. Preferred Stock underlying the News Corp. Preferred ADRs to be issued in the Merger and (B) instructs the Depositary to deposit the News Corp. Preferred ADRs to be issued in the Merger with News Corp.'s transfer agent for the News Corp. Preferred ADRs or with such other bank or trust company designated by Fox with an office or agency in the City of New York, New York (the "Exchange Agent"), for the benefit of the holders of shares of Company Common Stock and Company Preferred Stock, for exchange in the Merger in accordance with this Article II, through the Exchange Agent, and (iii) from time to time as necessary, deposit with the Exchange Agent cash to be paid in lieu of fractional News Corp. Preferred ADRs pursuant to Section 2.2(e) (such certificates representing News Corp. Preferred ADRs (together with any dividends or distributions with respect thereto to which the holders of shares of Company Common Stock and Company Preferred Stock may be entitled to pursuant to Section 2.2(c)) and cash in lieu of fractional News Corp. Preferred ADRs being hereinafter referred to as the "Exchange Fund").

                         (b)  Exchange Procedures.  As soon as
          reasonably practicable after the Effective Time, Fox shall cause the Exchange Agent to mail to each holder of record of Company Common Stock and Company Preferred Stock immediately prior to the Effective Time whose shares were converted, pursuant to the Merger, into the right to receive News Corp. Preferred ADRs (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other customary provisions as Fox, in consultation with the Company, may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing News Corp. Preferred ADRs which such holder has the right to receive pursuant to the provisions of this Article II. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Fox, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor certificates representing that whole number of News Corp. Preferred ADRs which such holder has the right to receive pursuant to the provisions of this Article II, and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of shares of Company Common Stock or Company Preferred Stock which is not registered in the transfer records of the Company, certificates representing the proper number of News Corp. Preferred ADRs may be issued to a transferee if the Certificate representing such shares of Company Common Stock or Company Preferred Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid.
          Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed, at any time after the Effective Time, to represent only the right to receive upon such surrender certificates representing the News Corp. Preferred ADRs and any cash in lieu of fractional News Corp. Preferred ADRs, as contemplated by this
          Section 2.2 and any dividends or distributions to which a holder may be entitled. No interest will be paid or will accrue on any cash paid or payable in lieu of any fractional News Corp. Preferred ADRs.

                         (c)  Distributions with Respect to
          Unexchanged Company Common Stock and Company Preferred Stock. No dividends or other distributions declared or made after the Effective Time with respect to News Corp. Preferred ADRs with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the News Corp. Preferred ADRs issuable hereunder in respect thereof, and no cash payment in lieu of fractional News Corp. Preferred ADRs shall be paid to any such holder pursuant to Section 2.2(e), until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of applicable Laws (as defined in Section 3.4(a)), following surrender of any such Certificate there shall be paid to the record holder of the certificates representing News Corp. Preferred ADRs issued in exchange therefor, without interest, (i) at the later of (A) the time of such surrender and (B) the day following the Effective Time, the amount of any cash payable in lieu of a fractional News Corp. Preferred ADRs to which such holder is entitled pursuant to Section 2.2(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole News Corp. Preferred ADRs, and (ii) if the payment date for any dividend or distribution payable with respect to such whole News Corp. Preferred ADRs has not occurred prior to the surrender of such Certificate, at the appropriate payment date therefor, the amount of dividends or other distributions with a record date after the Effective Time but prior to the surrender of such Certificate.

                         (d)  No Further Ownership Rights in
          Company Common Stock and Company Preferred Stock. All News Corp. Preferred ADRs issued upon the surrender for exchange of shares of Company Common Stock and Company Preferred Stock pursuant to the Merger and in accordance with the terms hereof (including any cash paid pursuant to Section 2.2(c) or 2.2(e)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock and Company Preferred Stock, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by the Company on such shares of Company Common Stock and Company Preferred Stock in accordance with the terms of this Agreement or prior to the date hereof and which remain unpaid at the Effective Time, and from and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock and Company Preferred Stock which are converted pursuant to the Merger and were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged for News Corp. Preferred ADRs, together with any cash in lieu of fractional News Corp. Preferred ADRs and any dividends or distributions with respect to News Corp. Preferred ADRs, as provided in this Article II.

                         (e)  No Fractional Shares.  No certificate
          or scrip representing fractional News Corp. Preferred ADRs shall be issued upon the surrender for exchange of Certificates, and such fractional share interests shall not entitle the owner thereof to any rights as a security holder of News Corp. All holders entitled to receive a fractional News Corp. Preferred ADR shall be entitled to receive, in lieu thereof, an amount in cash determined by multiplying (i) the fraction of a News Corp. Preferred ADR to which such holder would otherwise have been entitled times (ii) $18.625.

                         (f)  Termination of Exchange Fund.  Any
          portion of the Exchange Fund which remains undistributed to the holders of shares of Company Common Stock and Company Preferred Stock on the second anniversary of the Effective Time shall be delivered to Fox, upon demand, and any holders of shares of Company Common Stock and Company Preferred Stock who have not theretofore delivered all of their Certificates in accordance with
          Section 2.2 shall thereafter look only to Fox for payment of their claim for News Corp. Preferred ADRs, any cash in lieu of fractional News Corp. Preferred ADRs and any dividends or distributions with respect to News Corp. Preferred ADRs.

                         (g)  No Liability.  Neither Fox, the
          Company nor the Exchange Agent shall be liable to any holder of shares of Company Common Stock, Company Preferred Stock or News Corp. Preferred ADRs, as the case may be, for such shares (or dividends or distribution with respect thereto) or cash in lieu of fractional shares delivered to a public official pursuant to any applicable abandoned property, escheat, or similar Law.

                         (h)  Dissenting Shares.  Notwithstanding
          anything in this Agreement to the contrary, shares of Class B Common Stock, Series A Preferred Stock and Series E Preferred Stock (collectively, the "Shares") outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such Shares in accordance with Section 262 of the DGCL, if such Section 262 provides for appraisal rights for such Shares in the Merger ("Dissenting Shares"), shall not be converted into a right to receive the Merger consideration, as provided in Sections 2.1(c), 2.1(d)(i)(A) and 2.1(d)(ii)(A), respectively, unless such holder fails to perfect or withdraws or otherwise loses his right to appraisal. If, after the Effective Time, such holder fails to perfect or withdraws or loses his right to appraisal, such Shares shall be treated as if they had been converted as of the Effective Time into a right to receive the Merger consideration, without interest thereon. The Company shall give Fox prompt notice of any demands received by the Company for appraisal of Shares, and, prior to the Effective Time, Fox shall have the right to participate in all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, except with the prior written consent of Fox, make any payment with respect to, or settle or offer to settle, any such demands.

                    Section 2.3 Closing of Transfer Books. From and after the Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of Company Common Stock or Company Preferred Stock converted pursuant to the Merger shall thereafter be made. If, after the Effective Time, Certificates representing such shares are presented to Fox, they shall be cancelled and exchanged for News Corp. Preferred ADRs, together with any cash in lieu of fractional News Corp. Preferred ADRs and any dividends or distributions with respect to News Corp. Preferred ADRs, as provided in this Article II.


                                 ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF THE COMPANY

               The Company hereby represents and warrants to News
          Corp., Fox and Merger Sub that:

                    Section 3.1  Organization and Qualifications;
          Subsidiaries.

                         (a)   The Company and each Material
          Company Subsidiary (as defined below) is a corporation, partnership or other legal entity duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite power and authority and all governmental permits, approvals and other authorizations necessary to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental permits, approvals and other authorizations would not, individually or in the aggregate, have a material adverse effect on the business, assets, financial or other condition, or results of operations of the Company and the Subsidiaries (as defined below) of the Company (each, a "Company Subsidiary"), taken as a whole (a "Company Material Adverse Effect").

                         (b)  Each Company Subsidiary that (i)
          constitutes a Significant Subsidiary of the Company within the meaning of Rule 1-02 of Regulation S-X of the Securities and Exchange Commission (the "SEC"), (ii) owns the material assets of or is the licensee of a United States broadcast television station, or (iii) is otherwise material to the business or operations of the Company and the Company Subsidiaries, taken as a whole, is referred to herein as a "Material Company Subsidiary." For purposes of this Agreement, a "Subsidiary" of any person means (A) a corporation in which such person, a subsidiary of such person, or such person and one or more subsidiaries of such person, directly or indirectly, at the date of determination, has either (i) a majority ownership interest or (ii) the power, under ordinary circumstances, to elect, or to direct the election of, a majority of the board of directors of such corporation or
          (B) a partnership in which such person, a subsidiary of such person, or such person and one or more subsidiaries of such person (i) is, at the date of determination, a general partner of such partnership, or (ii) has a majority ownership interest in such partnership or the right to elect, or to direct the election of, a majority of the governing body of such partnership, or (C) any other person (other than a corporation or a partnership) in which such person, a subsidiary of such person, or such person and one or more subsidiaries of such person has either (i) at least a majority ownership interest or
          (ii) the power to elect, or to direct the election of, a majority of the directors or other governing body of such person.

                    Section 3.2  Capitalization.  Except as set
          forth in Section 3.2 of the letter from the Company, dated the date hereof, addressed to News Corp., Fox and Merger Sub (the "Company Disclosure Letter"): The authorized capital stock of the Company consists of 400,000,000 shares of Class A Common Stock, 400,000,000 shares of Class B Common Stock, and 100,000,000 shares of preferred stock, par value $.01 per share, of which 1,200,000 shares were designated as Series A Preferred Stock, 250,000 shares were designated as Series B Preferred Stock, 25,000 shares were designated as Series C Senior Preferred Stock, and 300,000 shares were designated as Series E Preferred Stock (together with the Series A Preferred Stock, the Series B Preferred Stock, and the Series C Senior Preferred Stock, the "NWCG Preferred Stock"). As of June 30, 1996, (a)(i) 28,986,326 shares of Class A Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable, (ii) 38,277,908 shares of Class B Common Stock were issued and outstanding, all of which were fully paid and nonassessable, (iii) 1,200,000 shares of Series A Preferred Stock were issued and outstanding, all of which were fully paid and nonassessable, (iv) 250,000 shares of Series B Preferred Stock were issued and outstanding, all of which were fully paid and nonassessable, (v) 25,000 shares of Series C Senior Preferred Stock were issued and outstanding, all of which were fully paid and nonassessable, and (vi) 300,000 shares of Series E Preferred Stock were issued and outstanding, all of which were fully paid and nonassessable; (b) 13,375,000 warrants to purchase shares of Class A Common Stock (the "Class A Warrants") were issued and outstanding; (c) 3,476,955 warrants to purchase shares of Class B Common Stock (the "Class B Warrants" and, together with the Class A Warrants, the "Company Warrants") were issued and outstanding; and
          (d)(i) 20,853,604 shares of Class A Common Stock were reserved for issuance upon conversion of the Series B Preferred Stock and the Series E Preferred Stock,
          (ii) 5,903,188 shares of the Class B Common Stock were reserved for issuance upon conversion of the Series A Preferred Stock, (iii) 13,375,000 shares of Class A Common Stock were reserved for issuance upon exercise of the Class A Warrants, (iv) 3,476,955 shares of Class B Common Stock were reserved for issuance upon exercise of the Class B Warrants, (v) 5,190,178 shares of Class A Common Stock were reserved for issuance upon exercise of outstanding stock options (the "Company Stock Options") granted pursuant to the Company's 1994 Stock Option Plan and the Company's 1996 Stock Option Plan (collectively, the "Company Stock Option Plans") and (vi) 1,400,341 shares of Class A Common Stock were reserved for issuance upon exercise of options available for grant under the Company Stock Option Plans. Except as set forth above or in Section 3.2 of the Company Disclosure Letter, as of June 30, 1996, no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding and, since such date, no shares of capital stock or other voting securities or options in respect thereof have been issued except (x) upon the exercise of the Company Stock Options outstanding on June 30, 1996 or issued after such date in accordance with
          Section 5.1 or (y) upon the conversion of convertible securities or upon the exercise of Company Warrants, in each case outstanding on June 30, 1996. Except as set forth above or in Section 3.2 of the Company Disclosure Letter, as of June 30, 1996, there are no options or agreements relating to the issued or unissued capital stock of the Company or any Company Subsidiary, or obligating the Company or any Company Subsidiary to issue, transfer, grant or sell any shares of capital stock of, or other equity interests in, or securities convertible into or exchangeable for any capital stock or other equity interests in, the Company or any Company Subsidiary. Except for required repurchases of options or stock upon termination of employment to the extent required by agreements in effect on the date hereof, there are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of Company Common Stock or NWCG Preferred Stock or any other shares of capital stock of the Company or any Company Subsidiary.

                    Section 3.3  Authority Relative to This
          Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to adoption of this Agreement and the Company Charter Proposal by a majority of the issued and outstanding shares of Class A Common Stock and Class B Common Stock, voting together as a single class as contemplated herein (the "Company Stockholder Approval"), to consummate the transactions contemplated hereby (the "Transactions"). The execution and delivery of this Agreement by the Company and the consummation by the Company of the Transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Transactions (other than (a) the Company Stockholder Approval, (b) if the shares of Series A Preferred Stock are to be converted pursuant to Section 2.1(d), the approval of this Agreement by a majority of the issued and outstanding shares of Series A Preferred Stock (the "Series A Preferred Stock Approval"), (c) if the shares of Series E Preferred Stock are to be converted pursuant to Section 2.1(d), the approval of this Agreement by a majority of the issued and outstanding shares of Series E Preferred Stock (the "Series E Preferred Stock Approval") and (d) the Merger Filing). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by News Corp., Fox and Merger Sub, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally and by equitable principles to which the remedies of specific performance and injunctive and similar forms of relief are subject and except that rights to indemnity hereunder may be subject to Federal or state securities laws or the policies underlying such laws.

                    Section 3.4 No Conflict; Required Filings and Consents; Certain Contracts. (a) Except as set forth in
          Section 3.4 of the Company Disclosure Letter, the execution and delivery of this Agreement by the Company do not, and the performance of its obligations under this Agreement and the consummation of the Transactions by the Company will not, (i) conflict with or violate the certificate of incorporation or by-laws or equivalent organizational documents of the Company or any Material Company Subsidiary, (ii) subject to the making of the filings and obtaining the approvals identified in Section 3.4(b), conflict with or violate any law, rule, regulation, order, judgment or decree (collectively, "Laws") applicable to the Company or any Material Company Subsidiary or by which any property or asset of the Company or any Material Company Subsidiary is bound or affected, or (iii) subject to the making of the filings and obtaining the approvals identified in Section 3.4(b), conflict with or result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, result in the loss (by the Company, any such Material Company Subsidiary or the Surviving Corporation) or modification in a manner materially adverse to the Company and the Company Subsidiaries of any material right or benefit under, or give to others any right of termination, amendment, acceleration, repurchase or repayment, increased payments or cancellation of, or result in the creation of any security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges and other encumbrances of any nature whatsoever (collectively, "Liens") on any property or asset of the Company or any Material Company Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, or other instrument or obligation (collectively, "Contracts"), to which the Company or any Company Subsidiary is a party or by which the Company or any Material Company Subsidiary or any property or asset of the Company or any Material Company Subsidiary is bound or affected, except, in the case of clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or delay in any material respect consummation of the Transactions, or otherwise, individually or in the aggregate, prevent the Company from performing its obligations under this Agreement in any material respect, and would not, individually or in the aggregate, have a Company Material Adverse Effect.

                         (b)  The execution and delivery of this
          Agreement by the Company do not, and the performance of its obligations under this Agreement and the consummation of the Transactions by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any federal, state or local governmental or regulatory agency, authority, commission or instrumentality, whether domestic or foreign (each a "Governmental Entity"), except (i) for (A) applicable requirements of the Exchange Act, the Securities Act of 1933, as amended (the "Securities Act"), and state securities or "blue sky" laws (the "Blue Sky Laws"), (B) the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), (C) approval of the Transactions by the Federal Communications Commission (the "FCC") under the Communications Act of 1934, as amended (the "Communications Act"), and the rules and regulations of the FCC promulgated thereunder (the "FCC Rules"), and (D) the Merger Filing, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, prevent or delay in any material respect consummation of the Transactions, or otherwise prevent the Company from performing its obligations under this Agreement in any material respect, and would not, individually or in the aggregate, have a Company Material Adverse Effect.

                    Section 3.5  SEC Reports and Financial
          Statements. Each form, report, schedule, registration statement and definitive proxy statement filed by the Company with the SEC since December 31, 1994 and prior to the date hereof (as such documents have been amended prior to the date hereof, collectively, the "Company SEC Reports"), as of their respective dates, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder. None of the Company SEC Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except for such statements, if any, as have been modified or superseded by subsequent filings prior to the date hereof. The consolidated financial statements of the Company and the Company Subsidiaries included in such reports comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited interim financial statements, as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited interim financial statements, to normal, year-end audit adjustments) the consolidated financial position of the Company and the Company Subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. Except as set forth in
          Section 3.5 of the Company Disclosure Letter, since June 30, 1996, neither the Company nor any of the Company Subsidiaries has incurred any liabilities or obligations (whether absolute, accrued, fixed, contingent, liquidated, unliquidated or otherwise and whether due or to become due) of any nature, except liabilities, obligations or contingencies (a) which are reflected on the unaudited balance sheet of the Company and the Company Subsidiaries as at June 30, 1996 (including the notes thereto), (b) which (i) were incurred in the ordinary course of business after June 30, 1996 and consistent with past practices, (ii) are disclosed in the Company SEC Reports filed after June 30, 1996 or (iii) would not, individually or in the aggregate, have a Company Material Adverse Effect, or (c) which were incurred as a result of actions taken or refrained from being taken (i) in furtherance of the transactions contemplated by this Agreement or (ii) at the request of News Corp. or Fox. Since June 30, 1996, there has been no change in any of the significant accounting (including tax accounting) policies, practices or procedures of the Company or any Company Material Subsidiary.

                    Section 3.6  Absence of Certain Changes or
          Events. Except (a) as set forth in Section 3.6 of the Company Disclosure Letter, (b) as contemplated by this Agreement, (c) as disclosed in any Company SEC Report,
          (d) for actions taken or refrained from being taken at the request of News Corp. or Fox, (e) for events or developments resulting from the transactions contemplated by this Agreement or the execution and delivery of this Agreement, and (f) for actions taken or refrained from being taken in furtherance of the transactions contemplated by this Agreement, since March 31, 1996, (x) the Company and the Company Subsidiaries have conducted their respective businesses only in the ordinary course, consistent with past practice, and have not taken any of the actions set forth in Section 5.1 hereof and (y) there has not occurred or arisen any event that, individually or in the aggregate, has had or, insofar as reasonably can be foreseen, is likely in the future to have, a Company Material Adverse Effect other than events or developments generally affecting the industry in which the Company and the Company Subsidiaries operate.
          Neither the Company nor any Company Subsidiary has any agreement, arrangement or understanding with King World Productions, Inc. ("King World") pursuant to which the Company or any Company Subsidiary is obligated to make any payment to King World as a result of the recent discussions regarding a possible transaction between the Company and King World.

                    Section 3.7  Taxes.

                         (a)  Except as set forth in Section 3.7(a)
          of the Company Disclosure Letter:

                                   (i)  The Company and each
          Company Subsidiary have timely filed (or have had timely filed on their behalf) or will timely file or cause to be timely filed, all material Tax Returns required by applicable Law to be filed by any of them prior to or as of the Effective Time. All such Tax Returns and amendments thereto are, or will be before the Effective Time, true, complete and correct in all material respects.

                                   (ii)  The Company and each
          Company Subsidiary have paid (or have had paid on their behalf), or where payment is not yet due, have established (or have had established on their behalf and for their sole benefit and recourse), or will establish or cause to be established on or before the Effective Time, an adequate reserve for the payment of, all material Taxes due with respect to any period ending prior to or as of the Effective Time.

                                   (iii)  No deficiency or
          adjustment for any material Taxes has been proposed, asserted or assessed against the Company or any Company Subsidiary that has not been resolved or paid or for which an adequate reserve has not been established in accordance with generally accepted accounting principles. There are no Liens for material Taxes upon the assets of the Company or any Company Subsidiary, except Liens for current Taxes not yet due.

                                   (iv)  None of the Company or any
          Company Subsidiary has waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment, Tax deficiency or Tax Return. There are no Tax Returns of the Company or the Company Subsidiaries which are currently the subject of an audit.

                                   (v)  None of the Company or any
          Company Subsidiary has filed a consent under section
          341(f) of the Internal Revenue Code of 1986, as amended
          (the "Code").

                                   (vi)  None of the Company or any
          Company Subsidiary is a party to any Tax allocation or Tax sharing agreement.

                                   (vii)  Since July 17, 1996
          neither the Company nor any of its Subsidiaries has taken any action, nor will take any action, that would cause the acquisition of the Company pursuant to this Agreement and the Stock Purchase Agreement to fail to qualify for the exceptions described in former Treas. Regs.
          SECTION 1.1502-13(f)(2)(i), Treas. Regs. SECTION 1.1502-13(j)(5),
          former Treas. Regs. SECTION 1.1502-19(g)(1) and Treas. Regs.
          SECTION 1.1502-19(c)(3), other than the Transactions.

                         (b)  For purposes of this Agreement, the
          following terms shall have the following meanings:

                                   (i)  "Taxes" shall mean all
          Federal, state, local and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto or with respect to Tax Returns.

                                   (ii)  "Tax Returns" shall mean
          all Federal, state, local and foreign tax returns, declarations, statements, reports, schedules, forms and information returns and any amended tax return relating to Taxes.

                    Section 3.8  Employee Benefit Plans.

                         (a)  Each Benefit Plan of the Company (the
          "Company Benefit Plans") to which the Company or a Company Subsidiary maintains or contributes or is required to maintain or contribute has been administered in all material respects in accordance with its terms. The Company, each Company Subsidiary and all Company Benefit Plans are in compliance in all material respects with the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code, all other applicable Laws and all applicable collective bargaining agreements.

                         (b)  None of the Company or any Company
          Subsidiary has incurred any liability to a pension plan under Title IV of ERISA (other than for contributions not yet due) or to the Pension Benefit Guaranty Corporation (other than for payment of premiums not yet due).

                         (c)  With respect to each Benefit Plan,
          (i) there have been no prohibited transactions (as defined in Section 406 of ERISA and in Section 4975 of the Code), (ii) no fiduciary (as defined in Section 3(21) of ERISA) has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of the Benefit Plan, (iii) no fiduciary has engaged in any transactions with respect to the Benefit Plans which could subject the Company or a Company Subsidiary, any fiduciary, any plan administrator or any party dealing with any such plan to either a civil penalty assessed pursuant to Section 501(i) of ERISA or the tax or penalty on prohibited transaction imposed by Section 4975 of the Code, and (iv) no claims with respect to the assets thereof are pending or threatened, and there are no facts which would give rise to or could reasonably be expected to give rise to any such claims against any Benefit Plan, any fiduciary with respect to such Benefit Plans or the assets of such Benefit Plans, other than an event described in clauses (i) through (iv) above that would not result in a material liability.

                         (d)  The Company and the Company
          Subsidiaries have delivered or made available to News Corp. true and complete copies of (i) the current Benefit Plan documents and summary plan descriptions (or to the extent such documents or summary plan descriptions do not exist, a written description of such Benefit Plans), and any other documents filed or required to be filed with a government agency in respect thereof, (ii) the most recent determination letter received from the IRS, indicating that the ERISA Plans satisfy the requirements of the Code, (iii) the two most recent Form 5500 Annual Reports with respect to the Benefit Plans and a copy of the two most recent actuarial reports with respect to the Benefit Plans, and (iv) all related trust agreements, insurance contracts or other funding agreements which implement the Benefit Plans.

                         (e)  For purposes of this Agreement, the
          term "Benefit Plan" shall mean any material plan, program, arrangement, practice or contract which provides benefits or compensation to or on behalf of employees or former employees of the Company or any Company Subsidiary, whether formal or informal, including (without limitation) the following types of Benefit
          Plans:

                                   (i)  Executive Arrangements -
          any bonus, incentive compensation, profit sharing, stock option, stock appreciation, phantom stock, deferred compensation, commission, severance, golden parachute or other executive compensation plan, rabbi trust, program, contract, arrangement or practice;

                                   (ii)  ERISA Plans - any
          "employee benefit plan" (as defined in section 3(3) of ERISA), including (without limitation) any multiemployer plan (as defined in section 3(37) and section 4001(a)(3) of ERISA), defined benefit pension plan, profit sharing plan, money purchase pension plan, savings or thrift plan, stock bonus plan, employee stock ownership plan, or any plan, fund, program, arrangement or practice providing for medical (including post-retirement medical), hospitalization, accident, sickness, dental, disability, or life insurance benefits; and

                                   (iii)  Other Employee Fringe
          Benefits - any stock purchase, vacation, scholarship, day care, prepaid legal services, severance pay or other material fringe benefit plan, program, arrangement, contract or practice.

                    Section 3.9 Litigation. Except as disclosed in Section 3.9 of the Company Disclosure Letter or in the Company SEC Reports filed since December 31, 1995, there are no claims, suits, actions or proceedings pending or, to the Company's knowledge, threatened or contemplated, nor are there any investigations or reviews by any Governmental Entity pending or, to the Company's knowledge, threatened or contemplated, against, relating to or affecting the Company or any of the Company Subsidiaries, which could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, or to prohibit or materially restrict the consummation of the Transactions, nor is there any judgment, decree, order, injunction, writ or rule of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator outstanding against the Company or any Company Subsidiary having, or which, insofar as can be reasonably foreseen, in the future is likely to have, any such Company Material Adverse Effect. In addition, there have not been any developments with respect to any of the claims, suits, actions, proceedings, investigations or reviews disclosed in the Company SEC Reports which, insofar as can be reasonably foreseen, in the future are likely to have a Company Material Adverse Effect.

                    Section 3.10 Registration Statement and Proxy Statement/Prospectus. The information supplied or to be supplied by the Company, any Company Subsidiary or their respective Representatives (as defined in Section 6.2) for inclusion in (a) the Registration Statement (as defined in Section 6.8) will not, either at the time the Registration Statement is filed with the SEC, at the time any amendment thereof or supplement thereto is filed with the SEC, at the time it becomes effective under the Securities Act or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (b) the Proxy Statement/Prospectus (as defined in Section 6.8), including any amendments and supplements thereto, will not, either at the date mailed to the Company's stockholders or at the time of the Company Meeting (as defined in Section 6.7), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Proxy Statement/Prospectus, as to information supplied by the Company, any Company Subsidiary or their respective Representatives, will comply in all material respects with all applicable provisions of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder.

                    Section 3.11 NBC Agreements. Under the terms of the NBC Agreements (as defined in Section 6.1(b)), the Company has received gross proceeds of $200 million and will receive an additional amount of $225 million of gross proceeds, in each case plus a working capital adjustment, upon the consummation of the transactions contemplated thereby. Based on such proceeds, the Company intends to file a Federal income tax return for the year ending December 31, 1996 which reflects a Federal income tax attributable directly to the transactions pursuant to the NBC Agreements (assuming the closings of both such transactions occur during such period), after giving effect to the application of operating loss carry forwards, not in excess of $30 million. To the extent permitted by and practicable under existing Company Contracts, the Company intends to use a substantial portion of the net proceeds received under the NBC Agreements to repay outstanding indebtedness prior to the Closing.

                    Section 3.12  Opinion of Financial Advisor.
          The Company's Board of Directors received the oral opinion of Goldman, Sachs & Co., on July 17, 1996, to the effect that, as of such date, the Exchange Ratio is fair to the stockholders of the Company, other than NWCGP and Holdings.

                    Section 3.13  Brokers.  No broker, finder or
          investment banker (other than Goldman, Sachs & Co., CS First Boston Corporation and Furman Selz, LLC) is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company.

                                  ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF NEWS CORP.

                    News Corp. hereby represents and warrants to the Company that:

                    Section 4.1  Organization and Qualifications;
          Subsidiaries.

                         (a)   Each of News Corp. and each Material
          News Corp. Subsidiary (as defined below) is a corporation, partnership or other legal entity duly incorporated or organized, validly existing and, if applicable, in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite power and authority and all governmental permits, approvals and other authorizations necessary to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or, if applicable, in good standing or to have such power, authority and governmental permits, approvals and other authorizations would not, individually or in the aggregate, have a material adverse effect on the business, assets, financial or other condition, or results of operations of News Corp. and the Subsidiaries of News Corp., and Twentieth Holdings Corporation and its Subsidiaries, including, but not limited to, Fox (each, a "News Corp. Subsidiary"), taken as a whole (a "News Corp. Material Adverse Effect").

                         (b)  Fox, Merger Sub and each other News
          Corp. Subsidiary that (i) constitutes a Significant Subsidiary of News Corp. within the meaning of Rule 1-02 of Regulation S-X of the SEC, (ii) owns the material assets of or is the licensee of a United States broadcast television station, or (iii) is otherwise material to the business or operations of News Corp. and the News Corp. Subsidiaries, taken as a whole, is referred to herein as a "Material News Corp. Subsidiary."

                    Section 4.2  Capitalization.  The authorized
          capital stock of News Corp. consists of 5,000,000,000 shares of A$.50 each, of which, as of June 30, 1996, 1,940,029,769 were designated as Ordinary Shares, par value A$.50 each (the "News Corp. Ordinary Shares"), and were issued and outstanding, 977,363,617 were designated as News Corp. Preferred Stock and were issued and outstanding, and 25,000,000 were designated as 6.25% Convertible Preference Shares, par value A$.50 each (the "News Corp. Convertible Stock"), and were issued and outstanding. All of such shares were validly issued, fully paid and nonassessable. As of June 30, 1996, (a) an aggregate of 2,598,530 options ("News Corp. Options") over Ordinary Shares were outstanding under the News Corp. Executives' Share Option Scheme (the "Executive Scheme"), (b) an aggregate of 1,299,265 News Corp. Options over News Corp. Preferred Stock were outstanding under the Executive Scheme, (c) an aggregate of 5,335,319 News Corp. Options over News Corp. Ordinary Shares were outstanding under the News Corp. Share Option Plan (the "Plan"), (d) an aggregate of 4,892,659 News Corp. Options over News Corp. Preferred Stock were outstanding under the Plan, (e) warrants to purchase an aggregate of 209,708,738 News Corp. Ordinary Shares (the "News Corp. Warrants") were outstanding, (f) 209,708,738 News Corp. Ordinary Shares were reserved for issuance upon exercise of the News Corp. Warrants, (g) 4,690,938 News Corp. Ordinary Shares and 2,345,469 shares of News Corp. Preferred Stock were reserved for issuance upon conversion of Zero Coupon Exchangeable Notes due March 2002, (h) 85,356,000 News Corp. Ordinary Shares and 42,678,000 shares of News Corp. Preferred Stock were reserved for issuance upon conversion of Liquid Yield Option Notes (LYON's) due March 11, 2013, and (i) 25,000,000 News Corp. Ordinary Shares and 12,500,000 shares of News Corp. Preferred Stock were reserved for issuance upon conversion of the News Corp. Convertible Stock on September 13, 1998 (the "Conversion Date"), provided the News Corp. Ordinary Share price is A$21.62 per share or greater on the Conversion Date. (If the News Corp. Ordinary Share price is below A$21.62 per share the number of shares to be issued on conversion will be determined by dividing the adjusted share price into A$500 million. The adjusted share price will be calculated as 92.5% of the weighted average sale price during the 10 trading days prior to the Conversion Date.) Except as set forth above, as of June 30, 1996, no shares of capital stock or other voting securities of News Corp. were issued, reserved for issuance or outstanding and, since such date, no shares of capital stock or other voting securities or options in respect thereof have been issued except (x) upon the exercise of News Corp. Stock Options outstanding on June 30, 1996 or (y) upon the conversion of convertible securities or upon the exercise of the News Corp. Warrants, in each case outstanding on June 30, 1996. Except as set forth above, and except with respect to agreements between News Corp. and MCI Communications Corporation and the Scheme of Arrangement involving News Corp. and News International plc, the terms of which were previously disclosed to the Company, and except as contemplated herein, as of June 30, 1996
          (i) there are no options or agreements relating to the issued or unissued capital stock of News Corp. or any News Corp. Subsidiary, or obligating News Corp. or any News Corp. Subsidiary to issue, transfer, grant or sell any shares of capital stock of, or other equity interests in, or securities convertible into or exchangeable for any capital stock or other equity interests in, News Corp. or any News Corp. Subsidiary, (ii) there are no outstanding contractual obligations of News Corp. or any News Corp. Subsidiary to repurchase, redeem or otherwise acquire any shares of News Corp. capital stock or any shares of capital stock of any News Corp. Subsidiary,
          (iii) the shareholders of News Corp. have no preemption rights with respect to the News Corp. Preferred Shares underlying the News Corp. Preferred ADRs to be issued in the Merger and (iv) the issuance of the News Corp. Preferred Shares underlying the News Corp. Preferred ADRs to be issued in the Merger will not result in an adjustment of the exercise price or number of shares issuable upon exercise in respect of any options, warrants or convertible securities of News Corp.

                    Section 4.3 Validity of News Corp. Preferred Stock and News Corp. Preferred ADRs. The News Corp. Preferred ADRs to be issued in the Merger will be issued by the Depositary under the terms of the Deposit Agreement. All of the shares of News Corp. Preferred Stock underlying the News Corp. Preferred ADRs to be issued in the Merger, when paid for by Fox and deposited with the Custodian in accordance with Section 2.2(a) and the terms of the Deposit Agreement, will be duly authorized, validly issued, fully paid and nonassessable and free and clear of all Liens. Upon the due issuance by the Depositary of News Corp. Preferred ADRs evidencing News Corp. Preferred Stock against the deposit of the News Corp. Preferred Stock in accordance with the terms of the Deposit Agreement, the News Corp. Preferred ADRs to be issued in the Merger will be duly and validly issued and persons in whose names the News Corp. Preferred ADRs are registered will be entitled to the rights of registered holders of News Corp. Preferred ADRs specified therein and in the Deposit Agreement, and the News Corp. Preferred ADRs will conform in all material respects to the description of the News Corp. Preferred ADRs contained in the Proxy Statement/Prospectus. The Deposit Agreement has been duly and validly authorized by all necessary corporate action of News Corp., has been duly and validly executed and delivered by News Corp., and, assuming the due authorization, execution and delivery thereof by the Depositary, constitutes the legal, valid and binding obligation of News Corp., enforceable against News Corp. in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally and by equitable principles to which the remedies of specific performance and injunctive and similar forms of relief are subject. No holder of Company Common Stock, Company Preferred Stock, Company Stock Options and Company Warrants (other than News Corp., Fox, Merger Sub or any other News Corp. Subsidiary) will be liable for any stamp duty or other issuance or transfer taxes or duties in connection with
          (a) the issuance and delivery of the News Corp. Preferred Stock underlying the News Corp. Preferred ADRs to be issued in the Merger, (b) the deposit with the Custodian of the News Corp. Preferred Stock underlying the News Corp. Preferred ADRs to be issued in the Merger, (c) the issuance and delivery of the News Corp. Preferred ADRS to be issued in the Merger or (d) the consummation of any other Transaction.

                    Section 4.4  Authority Relative to This
          Agreement. (a) Each of News Corp., Fox and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions.

                         (b)  The execution and delivery of this
          Agreement by News Corp., Fox and Merger Sub and the consummation by News Corp., Fox and Merger Sub of the Transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of News Corp., Fox or Merger Sub are necessary to authorize this Agreement or to consummate the Transactions (other than the Merger Filing). This Agreement has been duly and validly executed and delivered by News Corp., Fox and Merger Sub and, assuming the due authorization, execution and delivery thereof by the Company, constitutes the legal, valid and binding obligation of each of News Corp., Fox and Merger Sub, enforceable against News Corp., Fox and Merger Sub in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally and by equitable principles to which the remedies of specific performance and injunctive and similar forms of relief are subject and except that rights to indemnity hereunder may be subject to Federal or state securities laws or the policies underlying such laws.

                    Section 4.5 No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by News Corp., Fox and Merger Sub do not, and the performance of their respective obligations under this Agreement and the consummation of the Transactions by News Corp., Fox and Merger Sub will not, (i) conflict with or violate the articles of incorporation or by-laws or equivalent organizational documents of News Corp., Fox or any other Material News Corp. Subsidiary, (ii) subject to making the filings and obtaining the approvals identified in Section 4.5(b), conflict with or violate any Law applicable to News Corp., Fox or any other Material News Corp. Subsidiary or by which any property or asset of News Corp., Fox or any other Material News Corp. Subsidiary is bound or affected, or (iii) subject to making the filings and obtaining the approvals identified in Section 4.5(b), conflict with or result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, result in the loss (by News Corp., Fox or any other Material News Corp. Subsidiary) or modification in a manner materially adverse to News Corp., Fox and the other News Corp. Subsidiaries of a material right or benefit under, or give to others any right of termination, amendment, acceleration, repurchase or repayment, increased payments or cancellation of, or result in the creation of any Liens on any property or asset of News Corp., Fox or any other Material News Corp. Subsidiary pursuant to, any Contract to which News Corp., Fox or any other Material News Corp. Subsidiary is a party or by which News Corp., Fox or any other Material News Corp. Subsidiary or any property or asset of News Corp., Fox or any other Material News Corp. Subsidiary is bound, except, in the case of clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or delay in any material respect consummation of the Transactions, or otherwise, individually or in the aggregate, prevent News Corp., Fox or Merger Sub from performing their respective obligations under this Agreement in any material respect, and would not, individually or in the aggregate, have a News Corp. Material Adverse Effect. No authorization, approval or consent of any Governmental Entity in Australia is currently required to effect dividend payments on the News Corp. Preferred Shares to be delivered to the Custodian pursuant to Section 2.2(a) or for the Depositary to effect dividend payments on the News Corp. Preferred ADRs to be issued in the Merger.

                         (b)   Except as set forth in Section 4.5
          of the disclosure letter from News Corp., dated the date hereof, addressed to the Company (the "News Corp. Disclosure Letter"), the execution and delivery of this Agreement by News Corp., Fox and Merger Sub do not, and the performance of their respective obligations under this Agreement and the consummation of the Transactions by News Corp., Fox and Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except
          (i) for (A) applicable requirements, if any, of the Exchange Act, the Securities Act or the Blue Sky Laws,
          (B) the pre-merger notification requirements of the HSR Act, (C) the approval of the Transactions by the FCC under the Communications Act and the FCC Rules, (D) the Merger Filing, and (E) the filing of listing applications and the filing of an application for quotation with the stock exchanges on which the News Corp. Preferred Stock and the News Corp. Preferred ADRs are listed or quoted, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, prevent or delay in any material respect consummation of the Transactions, or otherwise prevent News Corp., Fox or Merger Sub from performing its respective obligations under this Agreement in any material respect, and would not, individually or in the aggregate, have a News Corp. Material Adverse Effect.

                    Section 4.6  SEC Reports and Financial
          Statements. Each form, report, schedule and registration statement filed by News Corp. with the SEC since
          December 31, 1994 and prior to the date hereof (as such documents have been amended prior to the date hereof, the "News Corp. SEC Reports"), as of their respective dates, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder. None of the News Corp. SEC Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except for such statements, if any, as have been modified or superseded by subsequent filings prior to the date hereof. The consolidated financial statements of News Corp. and the News Corp. Subsidiaries included in such reports have been prepared in accordance with Australian generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and give a true and fair view (subject, in the case of the unaudited interim financial statements, to normal, year-end audit adjustments) of the consolidated financial position of News Corp. and the News Corp. Subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended, and such financial statements and the reconciliations to United States generally accepted accounting principles comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. Since March 31, 1996, neither News Corp. nor any of the News Corp. Subsidiaries has incurred any liabilities or obligations (whether absolute, accrued, fixed, contingent, liquidated, unliquidated or otherwise and whether due or to become due) of any nature, except liabilities, obligations or contingencies
          (a) which are reflected on the unaudited balance sheet of News Corp. and the News Corp. Subsidiaries as at March 31, 1996 (including the notes thereto), or (b) which (i) were incurred in the ordinary course of business after March 31, 1996 and consistent with past practices, (ii) are disclosed in the News Corp. SEC Reports filed after March 31, 1996 or (iii) would not, individually or in the aggregate, have a News Corp. Material Adverse Effect. Since March 31, 1996, there has been no change in any of the significant accounting (including tax accounting) policies, practices or procedures of News Corp. or any News Corp. Material Subsidiary.

                    Section 4.7  Absence of Certain Changes or
          Events. Except as contemplated by this Agreement or as disclosed in any News Corp. SEC Report, since March 31, 1996, (a) News Corp. and the News Corp. Subsidiaries have conducted their respective businesses only in the ordinary course, consistent with past practice, and have not taken any of the actions set forth in Section 5.2 hereof, and (b) there has not occurred or arisen any event that, individually or in the aggregate, has had or, insofar as reasonably can be foreseen, is likely in the future to have, a News Corp. Material Adverse Effect, other than events or developments generally affecting the industry in which News Corp. and the News Corp. Subsidiaries operate.

                    Section 4.8 Litigation. Except as disclosed in Section 4.8 of the News Corp. Disclosure Letter or in the News Corp. SEC Reports, there are no claims, suits, actions or proceedings pending or, to News Corp.'s knowledge, threatened or contemplated, nor are there any investigations or reviews by any Governmental Entity pending or, to News Corp.'s knowledge, threatened or contemplated, against, relating to or affecting News Corp. or any of the News Corp. Subsidiaries, which could reasonably be expected to have, individually or in the aggregate, a News Corp. Material Adverse Effect, or to prohibit or materially restrict the consummation of the Transactions, nor is there any judgment, decree, order, injunction, writ or rule of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator outstanding against News Corp. or any News Corp. Subsidiary having, or which, insofar as can be reasonably foreseen, in the future is likely to have, any such News Corp. Material Adverse Effect. In addition, there have not been any developments with respect to any of the claims, suits, actions, proceedings, investigations or reviews disclosed in the News Corp. SEC Reports filed prior to the date hereof which, insofar as can be reasonably foreseen, in the future are likely to have a News Corp. Material Adverse Effect.

                    Section 4.9 Registration Statement and Proxy Statement/Prospectus. The information supplied or to be supplied by News Corp., any News Corp. Subsidiary or their respective Representatives for inclusion in (a) the Registration Statement will not, either at the time the Registration Statement is filed with the SEC, at the time any amendment thereof or supplement thereto is filed with the SEC, at the time it becomes effective under the Securities Act or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (b) the Proxy Statement/Prospectus, including any amendments and supplements thereto, will not, either at the date mailed to the Company's stockholders or at the time of the Company Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Proxy Statement/Prospectus, as to information supplied by News Corp., any News Corp. Subsidiary or their respective Representatives, will comply as to form in all material respects with all applicable provisions of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, and the Registration Statement, other than as to information supplied by the Company, any Company Subsidiary or their respective Representatives, will comply in all material respects with the provisions of the Securities Act and the rules and regulations promulgated thereunder.

                    Section 4.10  FCC Qualification.  Except as
          expressly contemplated by the third sentence of Section 6.1(b), (a) Fox and Merger Sub are, for purposes of obtaining the approval of the FCC under the Communications Act, legally, financially and otherwise qualified to acquire control of the Company, and (b) after due investigation, neither News Corp. nor Fox is aware of any other facts or circumstances that might prevent or delay the prompt approval of the FCC under the Communications Act.

                    Section 4.11  Brokers.  No broker, finder,
          investment banker or other person is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of News Corp., Fox or Merger Sub.

                                  ARTICLE V

                    CONDUCT OF BUSINESS PENDING THE MERGER

                    Section 5.1 Conduct of Business of the Company Pending the Merger. The Company covenants and agrees that, except (a) as expressly permitted or contemplated by this Agreement, (b) as set forth in Section 5.1 of the Company Disclosure Letter, (c) for actions taken or refrained from being taken at the request of News Corp. or Fox, (d) for events or developments resulting from the transactions contemplated by this Agreement or the execution and delivery of this Agreement, and (e) for actions taken or refrained from being taken in furtherance of the transactions contemplated by this Agreement, until the Effective Time, unless News Corp. and Fox shall otherwise agree in writing prior to the taking of any action otherwise prohibited by the terms of this Section 5.1, the Company shall, and shall cause each Company Subsidiary to, conduct its operations and business in the ordinary and usual course of business and consistent with past practice and use reasonable efforts to preserve intact its business organizations' goodwill, keep available the services of its present officers and key employees, and preserve the goodwill and business relationships with suppliers, distributors, customers and others having business relationships with it. Without limiting the generality of the foregoing, and except as otherwise expressly permitted by this Agreement or as set forth in Section 5.1 of the Company Disclosure Letter, prior to the Effective Time, without the prior written consent of News Corp. and Fox, which consent will not be unreasonably withheld, the Company will not, and will cause each Company Subsidiary not to:

                         (a)  amend or otherwise change its Amended
          and Restated Certificate of Incorporation (other than as a result of the Company Charter Proposal) or by-laws (other than immaterial by-law amendments which will not interfere with or delay consummation of the Transactions);

                         (b)  issue or authorize the issuance of,
          sell, pledge or otherwise dispose of, grant or otherwise create any additional shares of, or any options to acquire any shares of, its capital stock or any debt or equity securities convertible into or exchangeable for such capital stock, other than (i) any such issuance pursuant to the exercise of outstanding Company Stock Options or Company Warrants, or upon the conversion of outstanding convertible securities, in each case in accordance with their respective terms as in effect on the date hereof, or (ii) the issuance of shares of capital stock of a Company Subsidiary to the Company or any wholly owned Company Subsidiary;

                         (c)  purchase, redeem or otherwise acquire
          or retire, or offer to purchase, redeem or otherwise acquire or retire, any shares of its capital stock, other than in transactions between the Company and its wholly owned Subsidiaries and required repurchases of options or stock upon termination of employment to the extent required by agreements in effect on the date hereof;

                         (d)  declare, set aside, make or pay any
          dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, except dividends declared and paid by a Company Subsidiary only to the Company or a wholly owned Company Subsidiary; provided, however, that the Company may declare and pay cash dividends on shares of NWCG Preferred Stock in accordance with their respective terms;

                         (e)  incur or become contingently liable
          with respect to any Indebtedness or guarantee any such Indebtedness or issue any debt securities if the aggregate amount of Indebtedness outstanding after giving effect to such incurrence, guarantee or issuance exceeds the sum of (i) the amount of Indebtedness of the Company and its Subsidiaries at June 30, 1996 plus (ii) the amount of the Company's unused commitments under its
          credit facilities at June 30, 1996.   For purposes of
          this Section 5.1(e), "Indebtedness" shall mean and include (i) indebtedness of the Company or any Company Subsidiary for borrowed money whether short-term or long-term and whether secured or unsecured, (ii) indebtedness of the Company or any Company Subsidiary for the deferred purchase price of services or property, which purchase price (A) is due 12 months or more from the date of incurrence of the obligation in respect thereof or (B) customarily or actually is evidenced by a note or other written instrument (including, without limitation, any such indebtedness which is non-recourse to the credit of the Company or any Company Subsidiary but is secured by the assets of the Company or any Company Subsidiary),
          (iii) obligations of the Company or any Company Subsidiary under capitalized leases, (iv) obligations arising under acceptance facilities, (v) all obligations of the Company or any Company Subsidiary evidenced by bonds, debentures, notes or other similar instruments,
          (vi) all obligations of the Company or any Company Subsidiaries upon which interest charges are customarily paid, (vii) all obligations of the Company or any Company Subsidiaries under conditional sale or other title retention agreements relating to property purchased by the Company or any Company Subsidiary (even though the rights and remedies of the seller or lender under such arrangement in the event of default are limited to repossession or sale of such property), (viii) obligations of the Company to repurchase, redeem, retire, defease or otherwise acquire for value any of its capital stock or any warrants, rights or options to acquire such capital stock (with redeemable preferred stock being valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends), (ix) the unpaid reimbursement obligations in respect of all letters of credit issued for the account of the Company or any Company Subsidiary (other than letters of credit issued by or on behalf of the Company or any Company Subsidiary in connection with a contest or similar promotion of a broadcast television station of such Company Subsidiary), (x) guarantees of Indebtedness of others by the Company or any Company Subsidiary, and
          (xi) renewals, extensions, refundings, deferrals, restructurings, amendments and modifications of any such indebtedness, guarantee or obligation; provided, that the accrual of interest on Indebtedness issued with original interest discount shall not be deemed to be an incurrence of Indebtedness;

                         (f)  merge, consolidate with or consummate
          any other business combination with any person or acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business entity;

                         (g)  dispose of a substantial portion of
          the Company's assets in a transaction outside the ordinary course of business;

                         (h)  except as may be required by
          applicable Law or by contracts existing as of the date hereof, or as contemplated by this Agreement, (i) increase the compensation payable or to become payable to its officers or employees, except in the ordinary course of business consistent with past practice; (ii) enter into any employment agreement with any executive officer of the Company or, except in the ordinary course of business consistent with past practice, with any other employee; (iii) grant any severance or termination pay to any director, officer or employee of the Company or any Company Subsidiary, except in the ordinary course of business consistent with past practice or pursuant to existing Company Benefit Plans; (iv) enter into any severance agreement with any director, officer or employee except in the ordinary course of business consistent with past practice; or (v) establish, adopt, enter into, terminate, withdraw from or amend in any material respect or take action to accelerate any rights or benefits under any collective bargaining agreement, any stock option plan, or any employee benefit plan or policy;

                         (i)  take, or permit any affiliate to
          take, any other action that is reasonably likely to delay, or adversely impact, the approval by any Governmental Entity of the Transactions contemplated hereby;

                         (j)  neither New World Entertainment Ltd
          nor any of its Subsidiaries will commence production, or incur production costs in connection with, any new programming for any television station owned by the Company or any of its Subsidiaries which programming (itself or a part of a committed series of programs) is not currently the subject of an agreement or undertaking with such television station;

                         (k)  incur payment obligations to any
          affiliate of the Company (other than a Company Subsidiary) except for (i) rent and other payments pursuant to lease obligations existing on the date of this Agreement, (ii) the allocated amounts of insurance premiums for insurance coverage existing on the date of this Agreement or as renewed on substantially the same terms, (iii) goods or services provided in the ordinary course of business consistent with past practice at costs no greater than would be charged by an unaffiliated third party for comparable goods or services, and (iv) other payments or payment obligations incurred in the ordinary course of business consistent with past practice that do not exceed, on a net aggregate basis, $3.5 million during the remainder of 1996 and $5.5 million on an annualized basis for any calendar year thereafter, provided, that compensation payments in the ordinary course of business to the executives and other officers of the Company and its Subsidiaries shall not be subject to the provisions of this clause (k); or

                         (l)  authorize any of, or commit or agree
          to take any of, the foregoing actions.

                    Section 5.2 Conduct of Business of News Corp. and Fox Pending the Merger. Each of News Corp. and Fox covenants and agrees that, except as expressly permitted or contemplated by this Agreement, until the Effective Time, unless the Company shall otherwise agree in writing prior to the taking of any action otherwise prohibited by the terms of this Section 5.2, News Corp. shall, and shall cause each News Corp. Subsidiary (other than Fox and its Subsidiaries) to, and Fox shall, and shall cause its Subsidiaries to, conduct its operations and business in the ordinary and usual course of business. Without limiting the generality of the foregoing, and except as otherwise expressly permitted or contemplated by this Agreement, prior to the Effective Time, without the prior written consent of the Company, which consent will not be unreasonably withheld, News Corp. will not, and will cause each News Corp. Subsidiary (other than Fox and its Subsidiaries) not to, and Fox will not, and will cause its Subsidiaries not to:

                         (a)  amend its articles of association or
          by-laws or equivalent organizational documents in any manner that would be adverse to the holders of News Corp. capital stock, or, unless appropriate adjustment is made in the Exchange Ratio, subdivide, reclassify, recapitalize, split, combine or exchange any of its shares of capital stock; or

                         (b)  take, or permit any affiliate to
          take, any action that is reasonably likely to delay, or adversely impact, the approval by any Governmental Entity of the Transactions contemplated hereby.

                                  ARTICLE VI

                             ADDITIONAL COVENANTS

                    Section 6.1  Governmental Approvals.  (a) As
          promptly as practicable after the execution of this Agreement, News Corp., Fox and the Company shall file notification reports under the HSR Act and shall request early termination of the waiting period under the HSR Act and use their commercially reasonable efforts to obtain clearance or authorization under the HSR Act of the Merger and the other transactions contemplated by this Agreement and the Stock Purchase Agreement at the earliest practicable time.

                         (b)  Fox and the Company have jointly
          filed with the FCC all requisite applications and other necessary documents to obtain approval of the Transactions by the FCC. News Corp., Fox and the Company shall cooperate and use their commercially reasonable efforts to obtain all required consents and approvals (including approvals of the FCC to the transfer of control of the entities that are controlled by the Company and hold licenses issued by the FCC) and consents from governmental agencies and third parties, including, without limitation, taking all action necessary, including commitments by News Corp., Fox and their Subsidiaries to divest WITI, Channel 6, Milwaukee, Wisconsin, if necessary in order to comply with the FCC's rules. Notwithstanding the foregoing, Fox will not be required to take any action to reduce the percentage of U.S. television households served by stations in which Fox or its Subsidiaries have an attributable interest below 35%, as computed pursuant to the FCC's presently effective rules, to the extent that such excess is due to
          (i) the Company's failure to divest the assets of KNSD, Channel 39, San Diego, California pursuant to the Asset Purchase Agreement, dated as of May 22, 1996, with National Broadcasting Company, Inc. ("NBC") with respect to the sale to NBC or another buyer on similar terms of all of the assets related to KNSD-TV, Channel 39, San Diego, California (such agreement, together with the Asset Purchase Agreement, dated as of May 22, 1996, with NBC relating to the assets of WVTM-TV, Channel 13, Birmingham, Alabama, being referred to collectively as the "NBC Agreements"), or (ii) changes in the current FCC attribution or multiple ownership rules that result in an FCC attribution to Fox of interests held by Fox as of July 17, 1996 if such interests were not attributed to Fox as of such date. News Corp. and Fox acknowledge that applications seeking renewal of certain of the FCC licenses possessed by the Company are required to be filed prior to the Outside Date (as defined in Section 7.1(b)). To the extent required, the Company will timely file renewal applications and use its commercially reasonable efforts in order to obtain renewal and preservation of such licenses, and News Corp. and Fox agree to cooperate with and do all things reasonably necessary to assist the Company in obtaining the renewal of such licenses.

                    Section 6.2 Access to Information. Subject to applicable law, from the date hereof to the Effective Time, the Company shall (and shall cause its Subsidiaries and officers, directors, employees, auditors and agents
          to) afford the officers, employees, auditors and agents (the "Representatives") of News Corp. and Fox reasonable access at reasonable times to its officers, employees, agents, properties, offices, plants and other facilities, books, records and Tax Returns, and shall furnish such Representatives with all financial, operating and other data and information as may be reasonably requested. All information obtained will be subject to the Confidentiality Agreement among the Company, News Corp., NWCGP and Holdings, dated as of July 17, 1996 (the "Confidentiality Agreement").

                    Section 6.3  Further Action; Reasonable
          Efforts. (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use commercially reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Transactions, including, without limitation, using commercially reasonable efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities, make all filings and required submissions with Governmental Entities, including foreign filings and submissions, and obtain all consents and approvals from parties to Contracts with the parties hereto or their respective Subsidiaries as are necessary for the consummation of the Transactions. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall use their reasonable efforts to take all such action.

                         (b)  Each party to this Agreement and
          their respective Subsidiaries shall use its commercially reasonable efforts not to take any action, or enter into any transaction, which would result in a breach of any representation, warranty, covenant or agreement made by such party in this Agreement.

                    Section 6.4 Public Announcements. Each party to this Agreement and their respective Subsidiaries shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or any of the Transactions and shall not issue any such press release or make any such public statement without the prior consent of the other parties to this Agreement, which consent shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other parties to this Agreement, issue such press release or make such public statement as may be required by law or any listing agreement or arrangement to which any such person is a party with a national securities exchange or if it has used all reasonable efforts to consult with the other parties to this Agreement and to obtain such parties' consent but has been unable to do so in a timely manner.

                    Section 6.5  Directors' and Officers'
          Indemnification and Insurance. (a) From and after the Effective Time, Fox shall cause the Surviving Corporation to indemnify, defend and hold harmless the present and former officers and directors of the Company (each an "Indemnified Officer/Director") against all losses, claims, damages, liabilities, amounts or reasonable expenses ("Losses") that are paid in settlement (provided that such settlement has been approved by Fox, such approval not to be unreasonably withheld) of, or otherwise in connection with, any claim, action, suit, proceeding or investigation (a "Claim"), based in whole or in part on the fact that such person is or was a director or officer of the Company and arising out of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the Transactions), in each case to the full extent permitted under the DGCL and the Company's Amended and Restated Certificate of Incorporation and by-laws as in effect on the date of this Agreement. The Surviving Corporation shall pay any expenses in advance of the final disposition of any such Claim to each Indemnified Officer/Director to the fullest extent permitted under the DGCL upon receipt from the Indemnified Officer/Director to whom expenses are advanced of any undertaking to repay such advances if required under the DGCL. The Surviving Corporation shall cooperate in the defense of any such matter.

                         (b)  Fox shall cause the Surviving
          Corporation to keep in effect provisions in its certificate of incorporation and by-laws providing for exculpation of director liability and its indemnification of the Indemnified Officers/Directors to the fullest extent permitted under the DGCL, which provisions shall not be amended except as required by applicable law or except to make changes permitted by law that would enlarge the right of indemnification of the Indemnified Officers/Directors.

                         (c)  For a period of six years after the
          Effective Time, Fox shall cause the Surviving Corporation to maintain in effect the current policies of directors' and officers' liability insurance maintained by the Company covering persons who are currently covered by the Company's officers' and directors' liability insurance policies with respect to actions or omissions occurring at or prior to the Effective Time to the extent that such policies are available; provided, that policies of at least the same coverage containing terms and conditions which are no less advantageous to the insureds may be substituted therefor; and provided, further, that in no event shall the Surviving Corporation be required to expend amounts for premiums per annum in excess of 200% of the current annual premiums for the twelve-month period ending December 31, 1995 (the "Maximum Premium") to maintain or procure insurance coverage pursuant to this Section 6.5, or, if the cost of such coverage exceeds the Maximum Premium, the maximum amount of coverage that can be purchased for the Maximum Premium.

                         (d)  From and after the Effective Time,
          Fox agrees to indemnify, defend and hold harmless the Indemnified Officers/Directors against all Losses that are paid in settlement (provided that such settlement has been approved by Fox, such approval not to be unreasonably withheld) of, or otherwise in connection with, a Claim based in whole or in part on the fact that such Person is or was a director or officer of the Company and arising out of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the Transactions), in each case to the fullest extent permitted by applicable Law and whether or not the Surviving Corporation is permitted by applicable Law to provide any indemnity with respect to such Losses. Fox shall pay any reasonable expenses in advance of the final disposition of any such Claim to each Indemnified Officer/Director to the fullest extent permitted by applicable Law. Fox shall cooperate in the defense of any such matter.

                         (e)  The provisions of this Section 6.5
          shall survive the consummation of the Merger and expressly are intended to benefit each of the Indemnified Officers/Directors.

                    Section 6.6 Notification of Certain Matters. News Corp. and Fox shall give prompt notice to the Company, and the Company shall give prompt notice to News Corp. and Fox, of (a) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be reasonably likely to cause any representation or warranty contained in this Agreement to be untrue or any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied and (b) any failure of News Corp., Fox or the Company, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.6 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                    Section 6.7 Stockholder Meeting. The Company shall call a meeting of its stockholders (the "Company Meeting") to be held as promptly as practicable for the purpose of considering and voting upon this Agreement and the Merger and a proposal to amend the Company's Amended and Restated Certificate of Incorporation to delete
          Article 5 therefrom (the "Company Charter Proposal").
          The Board of Directors of the Company shall, unless otherwise required in accordance with their fiduciary duties to the stockholders of the Company, recommend that the stockholders of the Company approve this Agreement and the Merger and the Company Charter Proposal.

                    Section 6.8  Registration Statement, Proxy
          Statement/Prospectus. (a) As promptly as practicable after the execution of this Agreement, (i) the Company and News Corp. shall prepare and file with the SEC a proxy statement relating to the Company Meeting to be held in connection with the Transactions, including the Company Charter Proposal (together with any amendments thereof or supplements thereto, the "Proxy Statement/Prospectus") and (ii) News Corp. shall prepare and file with the SEC a registration statement (together with all amendments thereto, the "Registration Statement") in which the Proxy Statement/Prospectus shall be included as a prospectus, in connection with the registration under the Securities Act of the News Corp. Preferred ADRs to be issued pursuant to the Merger. Each of News Corp. and the Company (i) shall cause the Proxy Statement/Prospectus and the Registration Statement to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder, (ii) shall use commercially reasonable efforts to have or cause the Registration Statement to become effective as promptly as practicable, and (iii) shall take all or any action required under any applicable federal or state securities laws in connection with the issuance of News Corp. Preferred ADRs pursuant to the Merger. The Company and News Corp. shall furnish to the other all information concerning the Company and News Corp. as the other may reasonably request in connection with the preparation of the documents referred to herein. As promptly as practicable after the Registration Statement shall have become effective, the Company shall mail the Proxy Statement/Prospectus to its respective stockholders.

                         (b)  The information supplied by each of
          the Company and News Corp. for inclusion in the Registration Statement and the Proxy Statement/Prospectus shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Proxy Statement/Prospectus (or any amendment thereof or supplement thereto) is first mailed to the stockholders of the Company, (iii) the time of the Company Meeting, or
          (iv) the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to the Company, any Company Subsidiary, News Corp., any News Corp. Subsidiary, or their respective officers or directors, should be discovered by such party which should be set forth in an amendment or a supplement to the Registration Statement or the Proxy Statement/Prospectus, such party shall promptly inform the other thereof and take appropriate action in respect thereof.

                    Section 6.9  Blue Sky.  News Corp. shall use
          its commercially reasonable efforts to obtain prior to the Effective Time all approvals or permits required to carry out the transactions contemplated hereby under applicable Blue Sky Laws in connection with the issuance of News Corp. Preferred ADRs in the Merger and as contemplated by this Agreement and the Stock Purchase Agreement; provided, however, that with respect to such qualifications neither News Corp. nor the Company shall be required to register or qualify as a foreign corporation or to take any action which would subject it to general service of process or taxation in any jurisdiction where any such entity is not now so subject. The Company shall cooperate with News Corp. in the making of all required filings under applicable Blue Sky Laws in connection with the issuance of News Corp. Preferred ADRs in the Merger.

                    Section 6.10 NYSE; ASX. News Corp. shall (a) promptly prepare and submit to the New York Stock Exchange ("NYSE") applications covering the News Corp. Preferred ADRs to be issued pursuant to the transactions contemplated by this Agreement and the Stock Purchase Agreement, and shall use commercially reasonable efforts to cause such securities to be approved for listing on the NYSE prior to the Effective Time, subject to official notice of issuance, and (b) within ten days after the Effective Time, prepare and submit to the Australian Stock Exchange ("ASX"), pursuant to the Listing Rules of the ASX, applications covering the News Corp. Preferred Stock underlying the News Corp. Preferred ADRs issued pursuant to the transactions contemplated by this Agreement and the Stock Purchase Agreement to cause such securities to be approved for quotation by the ASX.

                    Section 6.11  Indemnification with Respect to
          the Registration Statement.

                         (a)  Each party hereto shall (i) indemnify
          (in such role, an "Indemnifying Party") and hold harmless each other party and their respective directors, officers and controlling persons (an "Indemnified Party") against any and all loss, liability, claim, damage and expense whatsoever to which an Indemnified Party may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Proxy Statement/Prospectus, or any amendment or supplement thereto, or any preliminary Proxy Statement/Prospectus, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; and (ii) reimburse the Indemnified Party for any legal or other expenses reasonably incurred by the Indemnified Party in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that (x) the Company shall be liable under this Section
          6.11 only for information relating to the Company included or incorporated by reference in the Registration Statement or Proxy Statement/Prospectus, and (y) no Indemnifying Party will be liable in any such case under this Section 6.11 to the extent that any such loss, claim, damage, liability or action arises out of any untrue statement or alleged untrue statement or omission or alleged omission made in any of such documents in reliance upon and in conformity with written information furnished to the Indemnifying Party by or on behalf of such Indemnified Party specifically for use therein.

                         (b)  Promptly after receipt by an
          Indemnified Party under this Section 6.11 of notice of any claim or the commencement of any action, the Indemnified Party shall, if a claim in respect thereof is to be made against the Indemnifying Party under this
          Section 6.11, promptly notify the Indemnifying Party in writing of the claim or the commencement of that action; provided, however, that the failure to notify or a delay in notifying the Indemnifying Party shall not relieve it from any liability which it may have to an Indemnified Party under this Section 6.11 except to the extent that such Indemnifying Party is materially prejudiced thereby. If any such claim or action shall be brought against an Indemnified Party, and it shall notify the Indemnifying Party thereof, the Indemnifying Party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified Indemnifying Party, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party under this Section
          6.11 for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the employment thereof has been specifically authorized by the Indemnifying Party in writing, (ii) such Indemnified Party shall have been advised in writing (a copy of which shall be provided to the Indemnifying Party) by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party and in the reasonable judgment of such counsel it is advisable for such Indemnified Party to employ separate counsel or (iii) the Indemnifying Party has failed to assume the defense to such claim or action and employ counsel reasonably satisfactory to the Indemnified Party, and, in the case of clauses (i), (ii) and (iii), if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such claim or action on behalf of such Indemnified Party; it being understood, however, that the Indemnifying Party shall not, in connection with any one such claim or action or separate but substantially similar or related claims or actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such Indemnified Parties, which firm shall be designated in writing by such Indemnified Parties. Each Indemnified Party, as a condition of the indemnity agreements contained herein shall use its commercially reasonable efforts to cooperate with the Indemnifying Party in the defense of any such claim or action. The Indemnifying Party shall not be liable for any settlement of any such claim or action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there is a final judgment in favor of the plaintiff in any such claim or action, the Indemnifying Party agrees to indemnify and hold harmless any Indemnified Party from and against any loss or liability by reason of such settlement or judgment.

                    Section 6.12 Employee Benefits. For a period of at least one year after the Effective Time, with respect to each employee of the Company and the Company Subsidairies at the Effective Time whose benefits are not the subject of collective bargaining, Fox will (a) cause to remain in effect for the benefit of such employee of the Surviving Corporation or its Subsidiaries all Company Benefit Plans of the Company and the Company Subsidiaries relating to health and welfare and severance in effect on the date of this Agreement or (b) provide such employee of the Surviving Corporation or its Subsidiaries with benefits under the Fox benefit plans; provided, that if Fox elects to provide benefits under clause (b), Fox shall treat in all respects employees of the Company in a manner no less favorable than similarly situated employees of Fox. In the event that any employee of the Surviving Corporation or one of its Subsidiaries is at any time after the Effective Time transferred to Fox or any affiliate of Fox or becomes a participant in an employee benefit plan, program or arrangement maintained by or contributed by Fox or any affiliate of Fox, Fox shall cause such plan, program or arrangement to treat the prior service of such employee with the Company and the Company Subsidiaries, to the extent prior service is generally recognized under the comparable plan, program or arrangement of the Company, as service rendered to Fox or such affiliates for purposes of eligibility, vesting, vacation time or severance benefits under such plans.

                    Section 6.13  Registration Rights Agreement.
          Prior to the Closing Date, News Corp. and Fox shall assume all of the Company's obligations under existing agreements pursuant to which the Company has granted registration rights (with Fox being solely responsible on a direct basis for the applicable registration expenses and indemnification obligations thereunder) (the "Existing Registration Rights Agreements") or enter into new agreements with the parties to the Existing Registration Rights Agreements providing such persons registration rights substantially similar to those provided under the Existing Registration Rights Agreements, all in form and substance reasonably satisfactory to the Company.

                    Section 6.14  Affiliates.  At least 10 days
          prior to the mailing of the Proxy Statement/Prospectus,
          (a) the Company shall deliver to News Corp. a letter identifying all persons who may be deemed to be affiliates of the Company under Rule 145 of the Securities Act as of the record date for the Company Meeting, including, without limitation, all of its directors and executive officers (the "Rule 145 Affiliates") and (b) the Company shall advise the persons identified in such letter of the resale restrictions imposed by applicable securities laws and shall use commercially reasonable efforts to obtain from each person identified in such letter a written agreement, substantially in the form of Exhibit A hereto.

                    Section 6.15 WARN Act. Fox agrees to assume responsibility for giving all notices required by the U.S. Worker Adjustment and Retraining Notification Act of 1988, as amended (the "WARN Act"), or any similar state law or regulation, to assume liability for any alleged failure to give such notice, and to indemnify and hold harmless the Company and its affiliates for any and all claims asserted under the WARN Act or any similar state law or regulation because of a "plant closing" or a "mass layoff" occurring on or after the Closing Date. The Company shall, and shall cause the Company Subsidiaries to, distribute to its employees all reasonable notices with respect to the WARN Act, as reasonably requested by Fox. For purposes of this Agreement, the Closing Date is the "effective date" for purposes of the WARN Act.

                    Section 6.16 Fox Agreements. Fox, on behalf of itself and its related entities, including, without limitation, Fox Broadcasting Company, hereby waives any breach, event of default or rights under any agreements or instruments between Fox or any of its related entities, on the one hand, and the Company or any of its Subsidiaries, on the other hand, and any securities of the Company held by Fox or any of its affiliates, that may arise or result from the Merger or any of the other transactions contemplated by this Agreement, the Voting Agreement or the Stock Purchase Agreement.

                    Section 6.17  Settlement of Accounts.  All
          intercompany accounts between the Company and the Company Subsidiaries, on the one hand, and Andrews Group Incorporated and its affiliates (other than the Company and the Company Subsidiaries), on the other hand, shall be settled in the ordinary course of business consistent with past practice, and all such accounts not settled prior to the Closing shall be paid as promptly as practicable thereafter.

                    Section 6.18 Sovereign Immunity. News Corp. hereby waives any immunity to which it may become entitled on the basis of sovereignty or otherwise in respect of its obligations under this Agreement and agrees not to interpose any such immunity as a defense to any suit or action brought or maintained in respect of News Corp.'s obligations under this Agreement.

                    Section 6.19  Certain Tax Matters.  The Company
          and its Subsidiaries shall use commercially reasonable efforts to cooperate with Fox's satisfaction of the exceptions described in former Treas. Regs. SECTION 1.1502-13(f)(2)(i), Treas. Regs. SECTION 1.1502-13(j)(5), former
          Treas. Regs. SECTION 1502-19(g)(1) and Treas. Regs. SECTION 1.1502-19(c)(3).

                                 ARTICLE VII

                           CONDITIONS TO THE MERGER

                    Section 7.1  Conditions to Each Party's
          Obligation to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the following conditions:

                         (a)  The Company shall have received the
          Company Stockholder Approval.

                         (b)  The Effective Time shall have
          occurred at or before the close of business in New York
          City on June 30, 1997 (the "Outside Date").

                         (c)  All necessary regulatory and
          governmental approvals and consents, including, without limitation, the approval of the FCC, shall have been obtained.

                         (d)  Any applicable waiting period under
          the HSR Act shall have expired or been terminated.

                         (e)  No action shall have been taken, and
          no statute, rule, regulation, executive order, judgment, decree, or injunction (other than a temporary restraining order) shall have been enacted, entered, promulgated or enforced (and not repealed, superseded, lifted or otherwise made inapplicable), by any court of competent jurisdiction or Governmental Entity which restrains, enjoins or otherwise prohibits the consummation of the Transactions (each party agreeing to use its commercially reasonable efforts to avoid the effect of any such statute, rule, regulation or order or to have any such order, judgment, decree or injunction lifted).

                         (f)  The Registration Statement shall have
          become effective in accordance with the provisions of the Securities Act, and no stop order suspending such effectiveness shall have been issued and remain in effect. News Corp. shall have received all state securities or "blue sky" permits and other authorizations necessary to issue the News Corp. Preferred ADRs pursuant to this Agreement.

                         (g)  The News Corp. Preferred ADRs shall
          have been approved for listing on the NYSE, subject only to official notice of issuance.

                         (h)  The Stock Purchase shall have been
          consummated prior to the Effective Time.

                    Section 7.2  Conditions to Obligations of the
          Company to Effect the Merger. The obligations of the Company to effect the Merger are subject to the satisfaction of the following conditions, unless waived by the Company:

                         (a)  The representations and warranties of
          News Corp. contained herein that are qualified as to materiality shall be true and accurate, and those not so qualified shall be true and accurate in all material respects, in each case at and as of the Effective Time with the same force and effect as though made at and as of the Effective Time (except to the extent a representation or warranty speaks specifically as of an earlier date).

                         (b)  Each of Fox and News Corp. shall have
          performed, in all material respects, all obligations and complied, in all material respects, with all covenants required by this Agreement to be performed or complied with by it prior to the Effective Time.

                         (c)  News Corp. shall have delivered to
          the Company a certificate, dated the Effective Time and signed by its Chairman of the Board and Chief Executive Officer or President, evidencing compliance with Sections 7.2(a) and (b).

                         (d)  Fox shall have delivered to the
          Company a certificate, dated the Effective Time and signed by its Chairman of the Board and Chief Executive Officer or President, evidencing compliance with Section 7.2(b).

                         (e)  The Real Estate Purchase shall have
          been consummated concurrently with the Effective Time.

                         (f)  The Company shall have received legal
          opinions of Squadron, Ellenoff, Plesent & Sheinfeld, LLP, and Allen, Allen & Hemsley, counsel to News Corp. and Fox, in form and substance reasonably acceptable to the Company and its counsel, addressing the matters set forth in Exhibits B-1 and B-2, respectively.

                    Section 7.3 Conditions to Obligations of Fox and Merger Sub to Effect the Merger. The obligations of Fox and Merger Sub to effect the Merger are subject to the satisfaction of the following conditions, unless waived by Fox and Merger Sub:

                         (a)  The representations and warranties of
          the Company contained herein that are qualified as to materiality shall be true and accurate, and those not so qualified shall be true and accurate in all material respects, in each case at and as of the Effective Time with the same force and effect as though made at and as of the Effective Time (except to the extent a representation or warranty speaks specifically as of an earlier date).

                         (b)  The Company shall have performed, in
          all material respects, all obligations and complied, in all material respects, with all covenants required by this Agreement to be performed or complied with by it prior to the Effective Time.

                         (c)  The Company shall have delivered to
          Fox a certificate, dated the Effective Time and signed by its Chairman of the Board and Chief Executive Officer or President, evidencing compliance with Sections 7.3(a) and
          (b).

                         (d)  News Corp. and Fox shall have
          received the legal opinion of Skadden, Arps, Slate, Meagher & Flom, counsel to the Company, in form and substance reasonably acceptable to News Corp. and Fox and their counsel, addressing the matters set forth in Exhibit C.

                                 ARTICLE VIII

                  TERMINATION, WAIVER, AMENDMENT AND CLOSING

                    Section 8.1 Termination. This Agreement may be terminated and abandoned at any time prior to the Effective Time, whether before or after approval of this Agreement, the Merger and the other Transactions by the stockholders of the Company:

                         (a)  by the mutual written consent of the
          Company, News Corp. and Fox;

                         (b)  by the Company, News Corp. or Fox, if
          (i) the Effective Time shall not have occurred on or before the Outside Date, (ii) any court of competent jurisdiction in the United States or any other jurisdiction shall have issued an order, judgment or decree (other than a temporary restraining order) restraining, enjoining or otherwise prohibiting the Merger or any other material Transactions and such order, judgment or decree shall have become final and nonappealable or (iii) the Company Stockholder Approval is not obtained at the Company Meeting; provided, however, that the right to terminate this Agreement pursuant to clause (i) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

                         (c)  by the Company, if there has been a
          material breach by News Corp. or Fox, as the case may be, of any representation, warranty, covenant or agreement set forth in this Agreement, which breach has not been cured within ten Business Days following receipt by News Corp. or Fox, as the case may be, of notice of such breach from the Company; provided, however, that the right to terminate this Agreement pursuant to this
          Section 8.1(c) shall not be available to the Company if the Company, at such time, is in material breach of any representation, warranty, covenant or agreement set forth in this Agreement;

                         (d)  by News Corp. or Fox, if there has
          been a material breach by the Company of any representation, warranty, covenant or agreement set forth in this Agreement, which breach has not been cured within ten Business Days following receipt by the Company of notice of such breach from News Corp. or Fox; provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(d) shall not be available to News Corp. or Fox if News Corp. or Fox, at such time, is in material breach of any representation, warranty, covenant or agreement set forth in this Agreement;

                         (e)  by News Corp. or Fox, if:

                                   (i)  the Company or any of its
          affiliates enters into any agreement to consummate a Qualifying Proposal (as defined below); or

                                   (ii)  the Company's board of
          directors approves or recommends any Qualifying Proposal;
          and

                         (f)  by the Company if the Company's board
          of directors approves, and the Company enters into, an agreement providing for a Qualifying Proposal. For purposes of this Agreement, a "Qualifying Proposal" shall mean a written, bona fide Acquisition Proposal (as defined below) that the Company's board of directors (i) determines is reasonably capable of being financed and
          (ii) determines, after consultation with its financial advisors, provides consideration to the holders of the Company's capital stock that is more favorable than that provided by the Transactions. For purposes of this Agreement, an "Acquisition Proposal" shall mean a merger or other business combination involving the Company or any Company Subsidiary, or an offer to acquire in any manner, directly or indirectly, an equity interest in, substantially all of the equity securities of, or a substantial portion of the assets of the Company or any Company Subsidiary.

                    Section 8.2 Amendment or Supplement. At any time before or after approval of this Agreement by the stockholders of the Company and prior to the Effective Time, this Agreement may be amended or supplemented in writing by the Company, News Corp. and Fox with respect to any of the terms contained in this Agreement, except that following approval by the stockholders of the Company there shall be no amendment or supplement which by law requires further approval by such stockholders without further approval by the stockholders of the Company.

                    Section 8.3  Extension of Time, Waiver, Etc.
          At any time prior to the Effective Time, the Company, News Corp. and Fox may:

                         (a)  extend the time for the performance
          of any of the obligations or acts of the other party;

                         (b)  waive any inaccuracies in the
          representations and warranties of the other party contained herein or in any document delivered pursuant hereto; or

                         (c)  waive compliance with any of the
          agreements or conditions of the other party contained herein; provided, however, that no failure or delay by the Company, News Corp. or Fox in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder.

                    Any agreement on the part of a party hereto to any extension or waiver contemplated by this Section 8.3 shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE IX

                                MISCELLANEOUS

                    Section 9.1 No Survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Merger or the termination of this Agreement pursuant to Article VIII. All of the covenants and agreements in this Agreement shall survive the Merger indefinitely. Except for the covenants and agreements contained in Section 6.4 and this Article IX, none of the covenants and agreements contained in this Agreement shall survive the termination of this Agreement pursuant to Article VIII.

                    Section 9.2  Expenses.  Whether or not the
          Merger is consummated, all costs and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such expenses, except that the expenses incurred in connection with the preparation and printing of the Proxy Statement/Prospectus shall be paid in equal shares by the Company and News Corp.

                    Section 9.3 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered the same agreement.

                    Section 9.4  Governing Law.  THIS AGREEMENT
          SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (OTHER THAN TO THE EXTENT REQUIRED BY THE DGCL), WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF. Each of the parties hereto acknowledges that the negotiation of this Agreement occurred in New York, New York and irrevocably agrees that any legal suit, action or proceeding brought by another party hereto arising out of or based upon this Agreement or the transactions contemplated hereby shall be instituted in any United States Federal or New York State court in the Borough of Manhattan, The City of New York, New York (the "Courts"), waives any objection which it may now or hereafter have to the laying of venue of any such proceedings, submits to the exclusive jurisdiction of such Courts in any such suit, action or proceeding and agrees not to commence any such suit, action or proceeding except in such Courts. Each of News Corp. and Fox hereby appoints News America Publishing Incorporated, 1211 Avenue of the Americas, New York, New York 10036, Attention: Arthur M. Siskind, as its authorized agent (the "Authorized Agent") upon which process may be served in any such action arising out of or based upon this Agreement or the transactions contemplated hereby that may be instituted in any Court by any party hereto and expressly consents to the jurisdiction of any such Court, but only in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Each of News Corp. and Fox represents and warrants that the Authorized Agent has agreed to act as said agent for service of process, and each of News Corp. and Fox agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. If the Authorized Agent shall cease to act as News Corp.'s or Fox's agent for service of process, News Corp. or Fox, as the case may be, shall appoint without delay another such agent and notify the Company of such appointment. With respect to any such action in the Courts, service of process upon the Authorized Agent and written notice of such service to News Corp. or Fox, as the case may be, shall be deemed, in every respect, effective service of process upon News Corp. or Fox, as the case may be.

                    Section 9.5  Notices.  All notices and other
          communications hereunder shall be in writing and shall be deemed given if delivered by hand, mailed by registered or certified mail (return receipt requested) or sent by prepaid overnight courier (with proof of service) or confirmed facsimile transmission to the parties as follows (or at such other addresses for a party as shall be specified by like notice) and shall be deemed given on the date on which so hand-delivered, mailed, delivered or sent by confirmed facsimile transmission:

               To the Company:

                    New World Communications Group
                      Incorporated
                    3200 Windy Hill Road
                    Suite 1100-West
                    Atlanta, Georgia  30339
                    Facsimile:  (770) 563-9610
                    Attn:  Terry C. Bridges

               with a copy (which shall not constitute notice) to:

                    Skadden, Arps, Slate, Meagher & Flom
                    300 South Grand Avenue
                    Suite 3400
                    Los Angeles, California  90071
                    Facsimile:  (213) 687-5600
                    Attn.:  Thomas C. Janson, Jr.

               To News Corp.:

                    The News Corporation Limited
                    1211 Avenue of the Americas
                    New York, New York 10036
                    Facsimile: (212) 768-2029
                    Attn:  Arthur M. Siskind

               with a copy (which shall not constitute notice) to:

                    Squadron, Ellenoff, Plesent & Sheinfeld, LLP
                    551 Fifth Avenue
                    New York, New York  10176
                    Facsimile:  (212) 697-6686
                    Attn:  Joel I. Papernik

               To Fox or Merger Sub:

                    Fox Television Stations, Inc
                    10201 West Pico Boulevard
                    Building 88, Room 142
                    Los Angeles, California 90035
                    Facsimile:  (310) 369-2572
                    Attention:  Jay Itzkowitz

               with a copy (which shall not constitute notice) to:

                    Squadron, Ellenoff, Plesent & Sheinfeld, LLP
                    551 Fifth Avenue
                    New York, New York  10176
                    Facsimile:  (212) 697-6686
                    Attn:  Joel I. Papernik

                    Section 9.6  Miscellaneous.  This Agreement:

                         (a)  together with the Confidentiality
          Agreement, the Exhibits, the News Corp. Disclosure Letter and the Company Disclosure Letter, constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and thereof, including, without limitation, the Memorandum of Understanding, dated as of July 17, 1996, among the Company, NWCGP, Holdings and News Corp.;

                         (b)  is not intended to and shall not
          confer upon any person other than the parties hereto any rights or remedies hereunder or by reason hereof, except as provided in Sections 6.5, 6.11, 6.12, 6.15, 6.17 and 6.18; and

                         (c)  shall not, nor shall any of the
          rights or interests hereunder, be assigned by any party hereto or assignable by operation of law or otherwise without the prior written consent of the other parties; provided, that News Corp. may assign its rights under this Agreement to any News Corp. Subsidiary so long as News Corp. remains responsible for all of its obligations hereunder.

                    Section 9.7 Headings. The headings contained in this Agreement are for reference purposes and shall not affect in any way the meaning or interpretation of this Agreement.

                    Section 9.8  Severability.  Any term or
          provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

                    Section 9.9 Definitions. The following terms are defined in the sections or locations indicated below:

          Acquisition Proposal                    Section 8.1(f)
          ASX                                     Section 6.10
          Authorized Agent                        Section 9.4
          Benefit Plan                            Section 3.8(e)
          Blue Sky Laws                           Section 3.4(b)
          Business Day                            Section 1.3
          Certificate of Merger                   Section 1.2
          Certificates                            Section 2.1(d)(iii)
          Claim                                   Section 6.5(a)
          Class A Common Stock                    Section 2.1(c)
          Class B Common Stock                    Section 2.1(c)
          Class A Warrants                        Section 3.2
          Class B Warrants                        Section 3.2
          Closing                                 Section 1.3
          Closing Date                            Section 1.3
          Code                                    Section 3.7(a)(v)
          Common Stock Certificates               Section 2.1(c)
          Communications Act                      Section 3.4(b)
          Company                                 page 1
          Company Benefit Plans                   Section 3.8(a)
          Company Charter Proposal                Section 6.7
          Company Common Stock                    Section 2.1(c)
          Company Disclosure Letter               Section 3.2
          Company Material Adverse Effect         Section 3.1(a)
          Company Meeting                         Section 6.7
          Company Preferred Stock                 Section 2.1(d)(ii)(A)
          Company SEC Reports                     Section 3.5
          Company Stockholder Approval            Section 3.3
          Company Stock Option Plans              Section 3.2
          Company Stock Options                   Section 3.2
          Company Subsidiary                      Section 3.1(a)
          Company Warrants                        Section 3.2
          Confidentiality Agreement               Section 6.2
          Contracts                               Section 3.4(a)
          Conversion Date                         Section 4.2
          Courts                                  Section 9.4
          Custodian                               Section 2.1(d)(i)(B)
          Deposit Agreement                       Section 2.1(d)(i)(B)
          Depositary                              Section 2.1(d)(i)(B)
          DGCL                                    Section 1.1
          Dissenting Shares                       Section 2.2(h)
          Effective Time                          Section 1.2
          ERISA                                   Section 3.8(a)
          Exchange Act                            Section 2.1(e)(iv)
          Exchange Agent                          Section 2.2(a)
          Exchange Fund                           Section 2.2(a)
          Exchange Ratio                          Section 2.1(c)
          Executive Scheme                        Section 4.2
          Existing Registration Rights
            Agreements                            Section 6.13
          FCC                                     Section 3.4(b)
          FCC Rules                               Section 3.4(b)
          Fox                                     page 1
          Governmental Entity                     Section 3.4(b)
          Holdings                                page 1
          HSR Act                                 Section 3.4(b)
          Indebtedness                            Section 5.1(e)
          Indemnified Officer/Director            Section 6.5(a)
          Indemnified Party                       Section 6.11(a)
          Indemnifying Party                      Section 6.11(a)
          King World                              Section 3.6
          Laws                                    Section 3.4(a)
          Liens                                   Section 3.4(a)
          Losses                                  Section 6.5(a)
          Material Company Subsidiary             Section 3.1(b)
          Material News Corp. Subsidiary          Section 4.1(b)
          Maximum Premium                         Section 6.5(c)
          Merger                                  page 1
          Merger Filing                           Section 1.2
          Merger Sub                              page 1
          NBC                                     Section 6.1(b)
          NBC Agreements                          Section 6.1(b)
          News Corp.                              page 1
          News Corp. Convertible Stock            Section 4.2
          News Corp. Disclosure Letter            Section 4.5(b)
          News Corp. Material Adverse Effect      Section 4.1(a)
          News Corp. Options                      Section 4.2
          News Corp. Ordinary Shares              Section 4.2
          News Corp. Preferred ADRs               Section 2.1(c)
          News Corp. Preferred Stock              Section 2.1(c)
          News Corp. SEC Reports                  Section 4.6
          News Corp. Subsidiary                   Section 4.1(a)
          News Corp. Warrants                     Section 4.2
          NWCGP                                   page 1
          NWCG Preferred Stock                    Section 3.2
          NYSE                                    Section 6.10
          Outside Date                            Section 7.1(b)
          Plan                                    Section 4.2
          Preferred Stock Certificates            Section 2.1(d)(iii)
          Principal Stockholder                   page 1
          Proxy Statement/Prospectus              Section 6.8(a)
          Qualifying Proposal                     Section 8.1(f)
          Real Estate Purchase                    page 1
          Real Estate Purchase Agreement          page 1
          Registration Statement                  Section 6.8(a)
          Representatives                         Section 6.2
          Rule 145 Affiliates                     Section 6.14
          SEC                                     Section 3.1(b)
          Securities Act                          Section 3.4(b)
          Series A Preferred Stock                Section 2.1(d)(i)(A)
          Series B Preferred Stock                Section 2.1(b)
          Series C Preferred Stock                Section 2.1(b)
          Series E Preferred Stock                Section 2.1(d)(ii)(A)
          Series A Preferred Stock Approval       Section 3.3
          Series E Preferred Stock Approval       Section 3.3
          Shares                                  Section 2.2(h)
          Stock Purchase                          page 1
          Stock Purchase Agreement                page 1
          Subsidiary                              Section 3.1(b)
          Surviving Corporation                   Section 1.1
          Tax Returns                             Section 3.7(b)(ii)
          Taxes                                   Section 3.7(b)(i)
          Transactions                            Section 3.3
          WARN Act                                Section 6.15




                    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

                                   NEW WORLD COMMUNICATIONS
                                     GROUP INCORPORATED

                                   By /s/ William C. Bevins
                                      William C. Bevins
                                      Chief Executive Officer

                                   THE NEWS CORPORATION LIMITED

                                   By /s/ Arthur M. Siskind
                                      Arthur M. Siskind
                                      Director

                                   FOX TELEVISION STATIONS, INC.

                                   By /s/ Jay Itzkowitz
                                      Jay Itzkowitz
                                      Senior Vice President

                                   FOX ACQUISITION CO., INC.

                                   By /s/ Jon Fisse
                                      Jon Fisse
                                      Vice President


                                                          EXHIBIT A

                           FORM OF AFFILIATE LETTER

                                        [Date]

          The News Corporation Limited
          1211 Avenue of the Americas
          New York, New York  10036
          Attention:  Arthur M. Siskind

          Ladies and Gentlemen:

                    I have been advised that as of the date of this letter agreement I may be deemed to be an "affiliate" of New World Communications Group Incorporated, a Delaware corporation (the "Company"), as such term is (i) defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), or (ii) used in and for purposes of Accounting Series Releases 130 and 135, as amended, of the Commission. Pursuant to the terms of the Agreement and Plan of Merger, dated as of September 24, 1996 (the "Merger Agreement"), by and among The News Corporation Limited, a South Australia corporation ("News Corp."), the Company, Fox Television Stations, Inc., a Delaware corporation ("Fox"), and Fox Acquisition Co., Inc., a Delaware corporation and a wholly owned subsidiary of Fox ("Merger Sub"), Merger Sub will be merged with and into the Company (the "Merger").

                    Pursuant to the Merger all of the shares of capital stock of the Company owned by the undersigned will be converted into the right to receive News Corp. American Depositary Receipts (the "News Corp. Preferred ADRs"), each representing four Preferred Limited Voting Ordinary Shares of News Corp.

                    I represent, warrant and covenant to News Corp. that, with respect to all News Corp. Preferred ADRs received as a result of the Merger:

                    1.   I shall not make any sale, transfer or
          other disposition of the News Corp. Preferred ADRs in violation of the Act or the Rules and Regulations.

                    2. I have carefully read this letter and the Merger Agreement and have had an opportunity to discuss the requirements of such documents and any other applicable limitations upon my ability to sell, transfer or otherwise dispose of News Corp. Preferred ADRs with my counsel or counsel for the Company.

                    3. I have been advised that the issuance of News Corp. Preferred ADRs to me pursuant to the Merger has been registered with the Commission under the Act. However, I have also been advised that, since at the time the Merger was submitted for a vote of the stockholders of the Company, I may be deemed to have been an affiliate of the Company and the distribution by me of the News Corp. Preferred ADRs has not been registered under the Act, I may not sell, transfer or otherwise dispose of News Corp. Preferred ADRs issued to me in the Merger unless (i) such sale, transfer or other disposition has been registered under the Act or is made in conformity with Rule 145 under the Act, or (ii) in the opinion of counsel reasonably acceptable to News Corp. or pursuant to a "no action" letter obtained by the undersigned from the staff of the Commission, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

                    4.   I understand that [, except as provided
          for under the Registration Rights Agreement to be entered into by News Corp., Fox and the undersigned prior to the consummation of the transactions contemplated by the Merger Agreement,](1) News Corp. is under no obligation to register under the Act the sale, transfer or other disposition of News Corp. Preferred ADRs by me or on my behalf or to take any other action necessary in order to make compliance with an exemption from such registration available.

                    5.   I understand that News Corp. will give
          stop transfer instructions to News Corp.'s transfer agents with respect to the News Corp. Preferred ADRs received by me pursuant to the terms of the Merger Agreement and that the certificates for such News Corp. Preferred ADRs issued to me, or any substitutions therefor, will bear a legend substantially to the following effect:

               "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT, DATED ___________, BETWEEN THE REGISTERED HOLDER HEREOF AND THE NEWS CORPORATION LIMITED, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF THE NEWS CORPORATION LIMITED."

                    6. I also understand that unless the transfer by me of News Corp. Preferred ADRs received pursuant to the terms of the Merger Agreement has been registered under the Act or is a sale made in conformity with the provisions of Rule 145, News Corp. reserves the right to place a legend substantially to the following effect on the certificates issued to any transferee:

          --------------------------
          1    Include as appropriate.

               "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SECURITIES IN A TRANSACTION TO WHICH RULE 145 UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SECURITIES HAVE NOT BEEN ACQUIRED BY THE HOLDER WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

                    It is understood and agreed that the legends set forth in paragraphs 5 and 6 above shall be removed by delivery of substitute certificates without such legend if such legend is not required for purposes of the Act. It is understood and agreed that such legends and the stop orders referred to above will be removed if (i) two years shall have elapsed from the date the undersigned acquired the News Corp. Preferred ADRs received in the Merger and the provisions of Rule 145(d)(2) are then available to the undersigned, (ii) three years shall have elapsed from the date the undersigned acquired the News Corp. Preferred ADRs received in the Merger and the provisions of Rule 145(d)(3) are then available to the undersigned, or (iii) News Corp. has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to News Corp. or a "no action" letter obtained by the undersigned from the staff of the Commission, to the effect that the restrictions imposed by Rule 145 under the Act no longer apply to the undersigned.

                    Execution of this letter should not be
          considered an admission on my part that I am an "affiliate" of the Company as described in the first paragraph of this letter.

                    News Corp. agrees that, for a period of at least three years after the effective date of the Merger, it will make publicly available the information required by, and in the manner specified by, Rule 144(c) under the Act.

                                        Sincerely,


                                        Name:----------------------

          Accepted this      day of
                     , 1996:

          THE NEWS CORPORATION LIMITED

          By:------------------------
             Name:
             Title:




                                                       EXHIBIT B-1

                           FORM OF LEGAL OPINION OF
               SQUADRON, ELLENOFF, PLESENT & SHEINFELD, LLP,**
                            COUNSEL FOR NEWS CORP.

                    1. Fox, Merger Sub and each of the other News Corp. Subsidiaries listed on Schedule A hereto is a corporation validly existing and in good standing under the laws of its respective jurisdiction of incorporation.

                    2.   Each of Fox and Merger Sub has the
          corporate power and corporate authority to enter into the Merger Agreement and to consummate the transactions contemplated thereby. The execution and delivery of the Merger Agreement by each of Fox and Merger Sub and the consummation of the transactions contemplated thereby have been duly authorized by all requisite corporate action on the part of each of Fox and Merger Sub. The Merger Agreement has been executed and delivered by each of Fox and Merger Sub and (assuming it has been duly authorized, executed and delivered by the Company) is a valid and binding obligation of each of Fox and Merger Sub, enforceable against each of Fox and Merger Sub in accordance with its terms, except (a) to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity) and (b) rights to indemnification thereunder that may be limited by Federal or state securities laws or the policies underlying such laws.

                    3. The execution, delivery and performance of the Merger Agreement by each of Fox and Merger Sub will not result in a breach or violation of any provision of the certificate of incorporation or by-laws of either Fox or Merger Sub.

                    4. Each of the Registration Rights Agreement and the Deposit Agreement is a valid and binding obligation of News Corp., enforceable against News Corp. in accordance with its terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforcement is considered in a

          --------------------
          ** The Opinion shall state that the Investors (as defined in the Registration Rights Agreement) shall be entitled to rely upon the Opinion to the extent it relates to the Registration Rights Agreement.

             To the extent any matter in the Opinion is governed by the laws of any jurisdiction other than New York or Delaware, counsel may rely upon the reasonably acceptable opinion of counsel in such other jurisdiction.

          proceeding at law or in equity). Upon the issuance by the Depositary of the News Corp. Preferred ADRs to be issued in the Merger against the deposit of News Corp. Preferred Stock in accordance with the provisions of the Deposit Agreement, such News Corp. Preferred ADRs will be legally and validly issued and will entitle the holders thereof to the rights specified therein and in the Deposit Agreement.

                    5.   The News Corp. Guaranty is a valid and
          binding obligation of News Corp., enforceable against News Corp. in accordance with its terms, except (a) to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity), (b) rights to indemnification thereunder may be limited by United States Federal or state securities laws or the policies underlying such laws and (c) Section 205 of the Corporations Law prohibits News Corp. from providing a guaranty of (A) Fox's indemnification obligations under the Merger Agreement, the Stock Purchase Agreement and the Registration Rights Agreement and (B) Fox's obligations to pay amounts under the Registration Rights Agreement.

                    6.   All consents, authorizations, approvals
          and filings with any court, department, commission, authority, board, bureau, agency or other instrumentality of the United States, the State of New York or the State of Delaware (the "Governmental Authorities") required to be obtained or made by News Corp. and all consents and filings required to be obtained or made by News Corp. under the rules of the NYSE, in each case for the consummation of the Merger and the issuance and sale of the News Corp. Preferred ADRs to be issued in the Merger, have been obtained or made, and no such consent, authorization, approval or filing with a Governmental Authority is required to be obtained or made to effect dividend payments on any shares of News Corp. Preferred Stock or for the Depositary to effect dividend payments in U.S. dollars on any News Corp. Preferred ADRs. We express no opinion with respect to any consents, authorizations, approvals and filings required to be made with the FCC.

                    7.   The Merger will be effective upon the
          filing of the Certificate of Merger with the Secretary of State of the State of Delaware.

                    8.   The Registration Statement has become
          effective under the Securities Act, and we have been advised by the SEC that no stop order suspending the effectiveness of the Registration Statement has been issued and, to the best of our knowledge, no proceeding for that purpose has been instituted or threatened by the SEC.

                    9. The statements contained the Registration Statement under the caption ["Description of American Depositary Receipts"] and ["Certain United States Federal Income Tax Matters," as it relates to the News Corp. Preferred ADRs to be issued in the Merger,] are accurate and nothing has been omitted from such statements that would make such statements misleading in any material respect.

                    10. Each of the Registration Statement, as of the effective date thereof, and the Proxy Statement/Prospectus, as of the date thereof, and as of the date hereof (in each case other than the financial statements, schedules and other financial data included therein, as to which we express no opinion) complies as to form, in all material respects, with the requirements of the Securities Act and the rules and regulations thereunder.

                    In addition, nothing has come to our attention that would lead us to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Proxy Statement/Prospectus, as of its date and the date hereof (in each case, other than the financial statements, schedules and other financial data included therein, as to which we express no opinion), insofar as it relates to News Corp., Fox or Merger Sub, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that we express no opinion or belief with respect to the information contained or incorporated by reference in the Registration Statement or the Proxy Statement/Prospectus to the extent such information was furnished by or relates to the Company.


                                  Schedule A

                        [to be reasonably agreed upon]



                                                       EXHIBIT B-2

                           FORM OF LEGAL OPINION OF
                           ALLEN ALLEN & HEMSLEY,***
                      AUSTRALIAN COUNSEL FOR NEWS CORP.

                    1.   News Corp. and each of the News Corp.
          Subsidiaries listed on Schedule A hereto is a corporation duly incorporated under the laws of the jurisdiction set forth opposite its respective name in Schedule A hereto and is capable of being sued in its corporate name.
          There is no application pending, or to our knowledge, threatened for News Corp. or any of such News Corp. Subsidiaries to be wound up, dissolved or deregistered nor is there any application pending or, to our knowledge, threatened for the appointment of a receiver, receiver and manager or administrator in respect of News Corp., the whole or any part of the assets of News Corp, such News Corp. Subsidiaries or the whole or any part of the assets of such News Corp. Subsidiaries.

                    2. All of the shares of News Corp. Preferred Stock underlying the News Corp. Preferred ADRs to be issued in the Merger have been duly and validly issued to the Depositary, are fully paid and non-assessable, conform with the description thereof in the Registration Statement and have been admitted for quotation on the Australian Stock Exchange. The certificates for the shares of News Corp. Preferred Stock underlying the News Corp. Preferred ADRs to be issued in the Merger have been duly and validly issued and delivered to the Depositary, and the name of the Depositary has been entered in the Register of Shareholders of News Corp. in respect of such shares of News Corp. Preferred Stock.

                    3.   The issue of the shares of News Corp.
          Preferred Stock underlying the News Corp. Preferred ADRs to be issued in the Merger (a) complied with the Corporations Law, the Memorandum and Articles of Association of News Corp. and the Listing Rules of the Australian Stock Exchange and (b) did not violate any preemptive or similar rights of any holder of any equity securities of News Corp. under the Corporations Law, the listing rules of the ASX or the rights attaching to such securities.

                    4.   News Corp. has the corporate power and
          corporate authority to enter into the Merger Agreement, the News Corp. Guaranty and the Registration Rights Agreement and to consummate the transactions contemplated thereby. The execution and delivery of the Merger

         ---------------------
          *** The Opinion shall state that the Investors (as defined in the Registration Rights Agreement) shall be entitled to rely upon the Opinion to the extent it relates to the Registration Rights Agreement.

               To the extent any matter in the Opinion is governed by the laws of any jurisdiction other than Australia, counsel may rely upon the reasonably acceptable opinion of counsel in such other jurisdiction.


          Agreement, the News Corp. Guaranty and the Registration Rights Agreement by News Corp. and the consummation of the transactions contemplated thereby have been duly authorized by all requisite corporate action on the part of News Corp. Each of the Merger Agreement and the Registration Rights Agreement has been executed and delivered by News Corp. and (assuming it has been duly authorized, executed and delivered by the Company and the Investors, as applicable) is a valid and binding obligation of News Corp., enforceable against News Corp. in accordance with its terms, except (a) to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws not or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity) and (b) rights to indemnification thereunder may be limited by United States Federal or state securities laws or the policies underlying such laws. The News Corp. Guaranty is a valid and binding obligation of News Corp., enforceable against News Corp. in accordance with its terms, except (a) to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws not or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity), (b) rights to indemnification thereunder may be limited by United States Federal or state securities laws or the policies underlying such laws and (c) Section 205 of the Corporations Law of South Australia prohibits News Corp. from providing a guaranty of (A) Fox's indemnification obligations under the Merger Agreement, the Stock Purchase Agreement and the Registration Rights Agreement and (B) Fox's obligations to pay amounts under the Registration Rights Agreement.

                    5. The execution, delivery and performance of the Merger Agreement, the News Corp. Guaranty and the Registration Rights Agreement by News Corp. will not result in a breach or violation of any provision of the Memorandum and Articles of Association of News Corp.

                    6. No consents, authorizations, approvals or filings are required to be obtained or made by News Corp. under the laws of Australia nor are any consents or filings required to be obtained or made by News Corp. under the rules of the ASX, in each case for the consummation of the Merger and the issue and sale of the shares of News Corp. Preferred Stock underlying the News Corp. Preferred ADRs to be issued in the Merger and the issuance and sale of the News Corp. Preferred ADRs to be issued in the Merger, and no such consent, authorization, approval or filing is required to be obtained or made to effect dividend payments on any shares of News Corp. Preferred Stock or for the Depositary to effect dividend payments in U.S. dollars on any News Corp. Preferred ADRs.

                    7. The choice of New York law to govern the Merger Agreement, the News Corp. Guaranty and the Registration Rights Agreement is, under the laws of Australia, a valid choice of law, and subject to certain exceptions and time limitations, any final judgment for a sum of money against News Corp. in relation to the Merger Agreement or the Registration Rights Agreement rendered by a competent United States Federal or New York State court in the Borough of Manhattan, The City of New York, New York, would be recognized and enforced by the courts of Australia.

                    8.   Under the laws of the Commonwealth of
          Australia, the submission by News Corp. to the jurisdiction of any United States Federal or New York State court in the Borough of Manhattan, The City of New York, New York and the designation of the law of the State of New York to apply to the Merger Agreement, the News Corp. Guaranty and the Registration Rights Agreement is binding upon News Corp. and, if properly brought to the attention of the court in accordance with the laws of the Commonwealth of Australia, would be enforceable in a judicial proceeding in the Commonwealth of Australia.

                    9. News Corp. is not entitled to any immunity on the basis of sovereignty or otherwise in respect of its obligations under the Merger Agreement, the News Corp. Guaranty or the Registration Rights Agreement and could not impose any such immunities as a defense to any suit or action brought or maintained in respect of its obligations under the Merger Agreement, the News Corp. Guaranty or the Registration Rights Agreement; and if News Corp. were to become entitled to such immunity, News Corp.'s waiver of immunity in Section 6.18 of the Merger Agreement, Section 7 of the News Corp. Guaranty and
          Section 8.12 of the Registration Rights Agreement is a valid and legally binding obligation of News Corp.

                    10.  News Corp. has the power to submit, and
          has taken all necessary corporate action to submit, to the jurisdiction of United States Federal or New York State court in the Borough of Manhattan, The City of New York, New York, and to appoint News America Publishing Incorporated as the authorized agent of News Corp. for the purposes and to the extent described in Section 9.4 of the Merger Agreement, Section 8.2 of the News Corp. Guaranty and Section 8.10 of the Registration Rights Agreement.

                    11. No holder of Class B Common Stock (other than News Corp., Merger Sub, Fox or any other News Corp. Subsidiary) will be liable for any stamp duty or other issuance or transfer taxes in Australia or to any taxing authority thereof or therein in connection with (a) the authorization, issuance, sale and delivery of the shares of News Corp. Preferred Stock underlying the News Corp. Preferred ADRs to be issued in the Merger, (b) the deposit with the Depositary of the shares of News Corp. Preferred Stock underlying the News Corp. Preferred ADRs to be issued in the Merger, (c) the sale and delivery by Fox of the News Corp. Preferred ADRs to be issued in the Merger, or (d) the consummation of any other transactions contemplated by the Merger Agreement in connection with the issuance and sale of the shares underlying the News Corp. Preferred Stock to be issued in the Merger and the News Corp. Preferred ADRs to be issued in the Merger.

                    12. The statements contained the Registration Statement under the captions ["Description of Capital Stock"], ["Australian Tax Matters"] and ["Exchange Controls and Other Limitations Affecting Security Holders,"] and the statement regarding the enforceability of civil liabilities against Australian persons under ["Enforceability of Judgments,"] insofar as they relate to matters of Australian law, are accurate and nothing has been omitted from such statements that would make such statements misleading in any material respect.

                    13.  The Deposit Agreement is a valid and
          legally binding obligation of News Corp., enforceable against News Corp. in accordance with its terms, except to the extent that enforcement thereof may be limited by
          (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws not or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).


                                  Schedule A

           [to be reasonably agreed upon with regard to Australian entities only]




                                                         EXHIBIT C

                           FORM OF LEGAL OPINION OF
                     SKADDEN, ARPS, SLATE, MEAGHER & FLOM
                           COUNSEL FOR THE COMPANY

                    1.   The Company and each of the Company
          Subsidiaries listed on Schedule A attached hereto has been duly incorporated and is validly existing and in good standing under the laws of its respective jurisdiction of incorporation.

                    2.   The Company has the corporate power and
          corporate authority to enter into the Merger Agreement and to consummate the transactions contemplated thereby. The execution and delivery of the Merger Agreement by the Company and the consummation of the transactions contemplated thereby have been duly authorized by all requisite corporate action on the part of the Company. The Merger Agreement has been executed and delivered by the Company and (assuming it has been duly authorized, executed and delivered by News Corp., Fox and Merger Sub) is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (a) to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity) and (b) that rights to indemnification thereunder may be limited by Federal or state securities laws or the policies underlying such laws.

                    3. The execution and delivery by the Company of the Merger Agreement and the performance by the Company of its obligations thereunder, in accordance with its terms, do not (i) conflict with the Amended and Restated Certificate of Incorporation or the Amended and Restated By-laws of the Company, (ii) constitute a violation of or a default under any Applicable Contracts (as hereinafter defined) or (iii) cause the creation of any security interest or lien upon any of the property of the Company pursuant to any Applicable Contracts. We do not express any opinion, however, as to whether the execution, delivery or performance by the Company of the Merger Agreement will constitute a violation of or a default under any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company. "Applicable Contracts" mean those agreements or instruments set forth on a Schedule to a certificate provided by the Company and which have been identified to us.

                    4. Neither the execution or delivery by the Company of the Merger Agreement nor the consummation by the Company of the Merger in accordance with the terms and provisions thereof will violate any Applicable Law (as hereinafter defined). "Applicable Laws" shall mean those laws, rules and regulations of the State of New York, the general corporate law of the State of Delaware and of the United States of America which, in our experience, are normally applicable to transactions of the type contemplated by the Merger Agreement.

                    5. No Governmental Approval (as hereinafter defined), which has not been obtained or taken and is not in full force and effect, is required to authorize or is required in connection with the execution, delivery or performance of the Merger Agreement by the Company, except that we express no opinion with regard to the securities or Blue Sky laws of the various states. "Governmental Approval" means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any Governmental Authority pursuant to Applicable Laws.

                    6.   The Proxy Statement/Prospectus of the
          Company, as of the date it was mailed to stockholders of the Company and as of the date hereof, appeared on its face to be appropriately responsive in all material respects to the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder, except that, in each case, we express no opinion or belief as to the financial statements, schedules and other financial data included or incorporated, or deemed to be incorporated, by reference therein or excluded therefrom or any information to the extent it was furnished by or relates to News Corp., Fox or Merger Sub, and we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Proxy Statement/Prospectus.

                    In addition, we have participated in
          conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company, officers and other representatives of News Corp., counsel for News Corp. and representatives of the independent public accountants of News Corp., at which the contents of the Proxy Statement/Prospectus and related matters were discussed and, although we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Proxy Statement/Prospectus and have made no independent check or verification thereof, on the basis of the foregoing, no facts have come to our attention that have led us to believe that, insofar as it relates to the Company, the Proxy Statement/Prospectus, as of its date and the date of the stockholder meeting, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that we express no opinion or belief with respect to the financial statements, schedules and other financial data included or incorporated, or deemed to be incorporated, by reference in the Proxy Statement/Prospectus or the information included or incorporated, or deemed to be incorporated, by reference in the Proxy Statement/Prospectus to the extent such information was furnished by or relates to News Corp., Fox or Merger Sub.



                                  Schedule A

                        [to be reasonably agreed upon]